UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10/A
AMENDMENT NO. 6

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shearson American REIT, Inc.
(Formerly Known As PSA, INC.)
  (Exact name of registrant as specified in its charter)

Nevada	88-0212662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1059 Redondo Boulevard Los Angeles, CA. 90019	85006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 937-6563

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act:   Common Stock, $0.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

INDEX TO THE FORM 10

Part I    NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Securities Exchange Act of 1934 General Form of Registration of Securities on Form 10 (this “Form 10”) contains certain “forward-looking statements” regarding our plans and objectives, including, among other things, our future financial condition, anticipated capital expenditures, anticipated distributions to our shareholders and other matters. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. These statements are only predictions and are not historical facts. Actual events or results may differ materially.

The forward-looking statements included herein are based on our current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements contained herein could be inaccurate and, therefore, we cannot assure investors that the forward-looking statements included in this registration statement will prove to be accurate.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Form 10. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this Form 10 include:

•	the imposition of federal corporate-level income taxes if we fail to qualify as a REIT in any taxable year or we voluntarily decide to no longer operate as a REIT;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing us and our operating partnership;

•	adverse economic or real estate developments in the United States,

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

The accompanying information contained in this Form 10, including, without limitation, the information set forth under the item “Risk Factors,” identifies important additional factors that could materially adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by this foregoing cautionary statement. We caution investors that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

ITEM 1.         BUSINESS

General

SHEARSON AMERICAN REIT, INC. ("SHEARSON") was originally incorporated as PSA, INC. (“PSA”), a California Corporation on May 27, 1994.

CHANGES IN CONTROL OF REGISTRANT

PSA, Inc. ("PSA" or the "Company") became a publicly-held company upon completion of its merger in   April 1998 with American Telecommunications Standard International, Inc. ("ASAT"), originally incorporated in Nevada in 1985. In connection with the merger, ASAT changed its trading symbol from ASAT to PSAZ. On September 22, 1998, the Company changed its trading symbol to PSAX and then back to PSAZ on July 31, 2001. The Company's shares of common stock were traded on OTC Bulletin Board.

Upon effectiveness of the merger, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to change its name from ASAT to PSA, INC. for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Subsequently, PSA, Inc., a Nevada Corporation, acquired all of the outstanding shares of Common stock of Canticle Corporation ("Canticle"), a Delaware Corporation, from the shareholders thereof in an exchange for an aggregate of 56,000 shares of common stock of PSA (the "Acquisition"). As a result, Canticle became a wholly-owned subsidiary of PSA.

The Acquisition of Canticle was approved by the unanimous consent of the Board of Directors of PSA on February 11, 2000. The Acquisition was effective February 18, 2000. The Acquisition was intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

PSA had 31,500,235 shares of common stock issued and outstanding prior to the Acquisition and 31,556,235 shares issued and outstanding following the Acquisition.

Upon effectiveness of the Acquisition, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Ownership control has not changed since the original incorporation of PSA, Inc. in California on May 27, 1994.

GENERAL BUSINESS PLAN

The Company changed its name on October 16, 2009 to Shearson American REIT, Inc. with the sole purpose of becoming a Real Estate Investment Trust (REIT).   The Company and its management have no experience in operating or creating a REIT. Management has not previously had any experience in raising funds from passive investors for investment in real estate.

The Board of Directors authorized the development of a Business Plan and an implementation document to qualify as a Real Estate Investment Trust (REIT).

Shearson American REIT, Inc.

Shearson American REIT, Inc.(“we,” or the “company”) is a Nevada, corporation now formed to become a real estate investment trust;  as of October 16, 2009, changed it’s name, for the purpose of investing in a diversified portfolio- primarily of  multi-family dwellings (such as apartment buildings and senior assisted or independent living centers). We currently believe that we do not qualify, but intend to qualify, as a real estate investment trust (“REIT”) under federal tax law. In general, a REIT is a company that combines the capital of many investors to acquire real estate and/or real estate related assets and meets certain other qualifications. The benefits of a REIT may include the following:

•	A greater diversified real estate portfolio under professional management;

•
Not subject to federal corporate income taxes on its income that it distributes to its shareholders, which substantially eliminates “double taxation” (i.e., taxation at both the corporate and shareholder levels).

We do not have any employees. Instead, we intend rely on an Advisor (that Advisor has not been identified as yet) to conduct our day-to-day affairs.

Organizational Structure

The following chart shows the proposed ownership structure of the various entities that will be affiliated with us and or our advisor.

Management
Public Stockholders
Shearson American
REIT (SART) MD.
Holding Co. Non-taxable
SART. NV. (up REIT).
Taxable
Builder/developer
SART MD.
Operating
Partnership
Properties, Lessee
SART
(Up reit), Taxable DE.
Landowner, Lessor

UPREIT Structure

We will operate as an Umbrella Partnership Real Estate Investment Trust, which will be a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. Therefore, we will hold all or substantially all of our assets through our operating partnership “A Property, LLLP”, (to be formed). We will control the operating partnership as the general partner and own a substantial percentage of the operating partnership. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate shares of the assets and income of our operating partnership will be deemed to be assets and income of the trust.

We will use this Umbrella Partnership Real Estate Investment Trust structure to facilitate acquisitions of real estate properties. A sale of property directly to a REIT is generally a taxable transaction to the property seller. However, in an Umbrella Partnership Real Estate Investment Trust structure, if a property seller exchanges the property with one of its operating partnerships in exchange for limited partnership interests, the seller may defer taxation of gain in such exchange until the seller resells its limited partnership interests or exchanges its limited partnership interests for the REIT’s common stock. By offering the ability to defer taxation, we may gain a competitive advantage in acquiring desired properties over other buyers who cannot offer this benefit. In addition, investing in our operating partnership, rather than directly in the trust, may be more attractive to certain institutional or other investors due to their business or tax structure. If an investor is interested in making a substantial investment in our operating partnership, our structure provides us the flexibility to accommodate different terms for each investment, while applicable tax laws generally restrict a REIT from charging different fee rates among its shareholders. Finally, if our shares become publicly traded, the former property seller may be able to achieve liquidity for his investment in order to pay taxes.

Operating Partnership

Our operating partnership, (A Property, LLLP), will be formed as a Maryland limited liability limited partnership on, to acquire, own and operate properties on our behalf. The operating partnership will hold a diversified portfolio of multi-family properties and located principally in the downtown and central city centers in the United States.

As of June 30, 2012, the company owns no interests in properties.

Our common shares of beneficial interest are currently not traded on a stock exchange.

Our Board of Directors and Executive Officers

We operate under the direction of our Board of Directors, the members of which are accountable to us and our shareholders as fiduciaries. In addition, the Board has a specific fiduciary duty to supervise our relationship with the Advisor, and we will evaluate the performance of the Advisor on an annual basis prior to renewing the Advisory Agreement with the Advisor and evaluate the fees paid to the Advisor. Our Board of Directors will provide investment guidance for the Advisor to follow, and must approve each investment recommended by the Advisor. Currently, we have (8) members on our board, seven of whom are independent of our Advisor. Our Directors will be elected annually by our shareholders. Although we have executive officers, we do not have any paid employees.

Our Advisor

Our external Advisor has not as yet been chosen.

Investment Objectives

Our primary investment objectives are to:

•
to acquire quality real estate properties or interests in real estate properties that can provide stable cash flow for distribution to our stockholders, preservation of capital and realization of long-term capital appreciation upon the sale of such properties;

•	to offer an investment option in which the value of the common shares is correlated to multifamily real estate as an asset class rather than traditional asset classes such as stocks and bonds; and

•	provide a hedge against inflation through use of month-to-month rentals or short-term and long-term lease arrangements with tenants of our rental properties.

We may change our investment objectives only with the approval of holders of a majority of the outstanding common shares.

Investment Strategy

Our investment strategy is to primarily acquire and hold a diverse portfolio of

•	Multi-family real estate properties or portfolios or residential, senior housing, retail, office, medical and other commercial properties, located in city centers the United States; and

•	ownership interests in real estate properties in various sectors, including multi-family residential, senior housing, located in these markets.

We anticipate that the majority of our acquisitions will be located in metropolitan areas. However, there is no limitation on the geographic areas in which we may acquire targeted investments.

The Company may acquire portfolios of real estate properties held by individual owners and real estate properties held by funds, including hedge funds. We anticipate such property owners will primarily sell the properties in exchange for limited partnership interests of the operating partnership.

Even though not part of our current investment strategy, we may acquire and hold other real estate related assets, including debt and equity interests backed by real estate, and short-term investments.

We may make investments alone or together with other investors, including with affiliates of the Advisor, through holding company structures or joint ventures, real estate partnerships, tenant-in-common deals, REITs or other collective investment vehicles.

Investment Guidance

Our Board of Directors will provide investment guidance to the Advisor to direct our investment strategy. Changes to our investment guidance must be approved by our board. The Advisor will be authorized to execute (1) real estate property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are approved by our board. Our Board will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our Advisor with respect to acquisition and disposition transactions.
Currently, we intend our real estate investments to be allocated approximately as follows:

•	up to 100% in multi-family and apartment properties;

Despite our intentions, the actual percentage of our portfolio that is invested in each investment type may fluctuate above or below such levels due to factors such as a large inflow of capital (including from additional capital raises or sales of investments), lack of attractive investment opportunities in an investment type or an increase in anticipated cash requirements (including repayment of outstanding debt obligations or REIT distribution requirements).

Investments in Real Estate Properties

General

Our investment guidance provides that we will primarily invest in existing or newly constructed or to be constructed real estate properties and interests in real estate properties in a multiple of sectors, including multi-family residential and senior housing properties, properties by acquiring direct ownership or ownership interests through equity interests or other joint venture structures. We may also invest in other real estate property types, including undeveloped land or other development opportunities if the land is acquired for the purpose of producing rental or other operating income and either development or construction is in process or development or construction is planned to commence on the land within one year.

We anticipate primarily investing in real estate properties with existing rent and expense schedules or newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. We will concentrate our efforts on real estate properties located primarily in or near downtown metropolitan areas in the United States.

Multi-Family and Apartment Properties

We will invest in high quality multifamily and apartment properties that produce rental income and are expected to appreciate in value. These properties are identified on the basis of property-specific characteristics, market characteristics or the potential for establishing entry points for future investment in attractive markets. These properties include conventional and the Department of Housing and Urban Development, (HUD) multifamily and apartment communities, such as mid-rise, high-rise and garden-style properties. Location, condition, design and amenities are key characteristics for apartment communities.

Such properties include senior assisted or independent living centers, and may in the future include age-restricted communities. The Fair Housing Act (“FHA”) was enacted in 1968 to prohibit discrimination in the sale, rental and financing of dwellings based on race, color, religion, sex or national origin. In 1988, the FHA was expanded to prohibit discrimination based on familial status, which is commonly referred to as age-based discrimination. However, there are exceptions for housing developments that qualify as housing for older persons. In 1995, Congress enacted The Housing for Older Persons Act (“HOPA”), which set forth the legal requirements for such excepted housing developments. Based on HOPA, there are two types of permissible age-restricted housing communities. The first requires all residents to be 62 years of age or older and the second requires at least 80% of the occupied units to be occupied by at least one person who is 55 years of age or older. Any age-restricted living communities we invest in will comply with HOPA, rules issued by the Secretary of the United States Department of Housing and Urban Development (“HUD”) and any applicable state and local laws. Generally, we have invested in the more common type of age-restricted communities, which are intended and operated for occupancy by persons who are 55 years old or older. For communities limited to residents who are 55 years of age or older, HOPA requires that:

•	at least 80% of the occupied units include at least one person 55 years old or older;

•	the housing community publish and adhere to policies and procedures that demonstrate this required intent; and

•	the housing community comply with rules issued by HUD for verification of occupancy

If we acquire any age-restricted properties, we would expect the properties to follow an overall strategy designed to attract retired or soon-to-be-retired baby boomers and provide them with active lifestyle opportunities. Generally, these types of age-restricted communities offer easy access to amenities such as golf courses, performance theaters, fitness centers, swimming pools, tennis courts, gaming rooms, internet cafés, club houses, walking and jogging trails, water fronts, concierge services, meal services, housekeeping services, valet parking and security guards. We will also take into account additional amenities such as close proximity to retail stores, restaurants, nature parks and public transportation when seeking to invest in an age-restricted community.

Investments in Real Estate Related Assets

Our guidelines provide that we may invest in real estate related assets. These assets include securities of other companies engaged in real estate activities, mortgage-backed securities and conventional mortgage loans. However, to date, our investment in such assets have been nominal, and we don’t expect to increase such investments in the near future.

Securities of Companies Engaged in Real Estate Activities

We may invest in equity securities of companies engaged in real estate activities, subject to our compliance with the percentage of ownership limitations and gross income and asset requirements for REIT qualification. Companies engaged in real estate activities may include other REITs that either own properties or make construction or mortgage loans; real estate developers; entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles; and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds, or ETFs, and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to divest appropriate securities before any such registration would be required.

Mortgage-Backed Securities

We may invest in credit rated mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities to the extent consistent with the requirements for our qualification as a REIT. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. Mortgage-backed securities generally distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. We currently do not intend to invest in mortgage-backed securities, including residual interests, that are not credit rated. However, we are not prohibited from making such investments if they are in compliance with our investment guidelines.

Mortgage Loans

We may invest in mortgages consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans on the same types of commercial properties we might otherwise acquire. Interest rates on these mortgage loans may be fixed or variable. They will generally be first mortgage loans on existing income-producing properties, with first priority liens on the properties. These loans may provide for payments of principal and interest or may provide for interest-only payments with a balloon payment at maturity.

We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan.

Investments in Cash, Cash Equivalents and Other Short-Term Investments

We may invest in cash, cash equivalents and other short-term investments. Consistent with the rules applicable to qualification as a REIT, such investments may include investments in the following:

•	money market instruments;

•	short-term debt instruments, such as commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and corporate debt securities;

•	corporate asset-backed securities; and

•	U.S. government or government agency securities.

However, to date, our investment in such assets have been nominal, and we don’t expect to increase such investments in the near future.

Investment Acquisitions

The Advisor will have the authority, on our behalf, to acquire commercial real estate property, interests in real estate properties and real estate related assets that meet the requirements of our investment guidelines and as approved by our Board of Directors or our Executive Committee for transactions that occur between meetings of the Board of Directors. The Advisor may not make such investment decisions without the prior approval of our Board.

The Board, in its investment decisions, will take into consideration certain factors regarding each investment and its financial condition, including the following:

•	existing investments in our portfolio to achieve and maintain diversity by property type, geography and industry of the tenants;

•	existing cash flow and expense schedules and/or income-producing capacity;

•	credit quality of existing tenants and the potential for future rent increases;

•	competition for quality tenants from similar properties in geographical area;

•	opportunities for capital appreciation based on operating expense reductions, improvements to the property and other factors;

•	expected return upon future sale of the property;

•	REIT qualification requirements;

•	liquidity and tax considerations;

Although the number and mix of properties and asset types acquired and maintained will depend upon many factors, including the amount of financing we obtain from lenders on favorable terms, real estate and market conditions, the Advisor will attempt to identify and the Board will attempt to acquire and maintain a diversified portfolio of real estate properties and real estate related assets in terms of type of property, industry of tenants and location.

Identification of Investment Opportunities

The Advisor will seek to identify investment opportunities through its network of historical relationships in the commercial real estate industries, such as property owners, developers, real estate brokers, investment bankers, trade organizations, banks, attorneys, accountants, appraisers, architects and other real estate related service providers.

Due Diligence

Prior to acquiring a real estate property or real estate related asset, the Advisor will conduct an extensive due diligence review of the property or asset, including taking the following actions or obtaining the following reports as the Advisor deems advisable:

•	conducting a long-term viability and fair value analysis;

•	conducting an inspection of the property and surrounding area;

•	obtaining an assessment of market area demographics;

•	obtaining surveys of the property;

•	obtaining evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable to our Advisor;

•	obtaining financial statements covering recent operations of properties with operating histories;

•	obtaining title and liability insurance policies;

•	obtaining an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	evaluating the existing property leases relating to the property;

•	evaluating both the current and potential alternative uses of the property; and

•	obtaining an independent Phase I environmental site assessment.

Acquisition of Properties from Affiliates

We may acquire properties or interests in properties from, or in co-ownership arrangements with, the Advisor, affiliates of the Advisor and our Directors. We will not acquire any property from the Advisor, an affiliate of the Advisor or a Director unless a majority of our Directors disinterested in the transaction (including a majority of our independent Directors) determines that the transaction is fair and reasonable to us. The purchase price for any property we acquire from the Advisor, an affiliate of the Advisor or Director can be no greater than the cost of the property to the Advisor, an affiliate of the Advisor or Director, unless there is substantial and reasonable justification for such higher price, but in no event can it exceed the current appraised value of the property.

Joint Venture Investments

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of the Advisor or a Director, for the purpose of acquiring, developing, owning and managing one or more commercial real estate properties. In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.
We may enter into joint ventures with affiliates of the Advisor or a Director for the acquisition of commercial real estate properties, but only provided that:

•	a majority of our Directors disinterested in the transaction (including a majority of our independent Directors) approves the transaction as being fair and reasonable to us;

•	there are no duplicate property management or other fees;

•	the investment by each entity is on substantially the same terms and conditions and

•	we have the right of first refusal if the affiliate wishes to sell its interest in the property held in such joint venture.

Real Property Ownership

Our investments in commercial real estate properties will generally take the form of holding fee title or a long-term leasehold estate. We may acquire such interests either (1) directly through our operating partnership or (2) indirectly through taxable REIT subsidiaries, wholly owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of the Advisor or a Director or other entities. We may also purchase properties and lease them back to the sellers of such properties.

We may also obtain options to acquire commercial real estate properties. The amount paid for an option is normally nonrefundable if the property is not purchased before the option expires and may or may not be credited against the purchase price if the property is purchased.

Reserves

When we acquire a property, the Advisor generally will prepare a capital plan, if appropriate, that contemplates the estimated capital needs of that property, such as operating expenses, costs of refurbishment or other major capital expenditures. The capital plan will also provide the anticipated sources of necessary capital, which may include a line of credit, mortgage loan or other loan relating to the property; operating cash generated by the property; additional equity investments from us or joint venture partners; or, when necessary, capital reserves. Any capital reserve would be established from the proceeds from sales of other investments, operating cash generated by investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular property. The capital plan for each property will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Tenant Creditworthiness

We intend to lease our properties to creditworthy tenants. The Advisor will utilize national credit rating agencies to assist in its determination of a tenant’s creditworthiness. If public data is not available on the tenant, the Advisor and its management will rely on their experience and their own credit analysis to make such determination.

Investment Portfolio Monitoring Responsibilities

The Advisor will be responsible to continuously monitor the performance of our investment portfolio in accordance with the original projections and investment thesis of each investment as well as our investment objectives as a whole. The Advisor will be responsible for gathering at least quarterly financial data as well as any key operating changes in the portfolio investments. These periodic updates and any actions the Advisor anticipates taking in connection with such updates will be presented to the Board of Directors quarterly.

Investment Limitations

Currently, we do not anticipate investing in the following investments:

•	Real estate contracts of sale, also known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

•	Mortgage loans that are subordinate to any mortgage or equity interest of any of our executive officers, Directors, Advisor or its affiliates;

•
A mortgage loan, including construction loan, if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, unless we find substantial justification due to the presence of other underwriting criteria;

•	Mortgage loans unless an appraisal is obtained concerning the underlying property except for loans insured or guaranteed by a government or governmental agency;

•
Not more than 10% of our total assets in unimproved/undeveloped land which was acquired for any purpose other than of producing rental or other operating income and either no development or construction is in process or no development or construction is planned to commence on the land within one year;

•	Commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates;

•	any investment that is inconsistent with our investment objectives of qualifying and remaining qualified as a REIT, unless our Board determines that REIT qualification is not in our best interest; or

•	investments whereby we would be deemed an investment company required to register under the Investment Company Act.

In addition, we do not plan on the following activities:

•	issue redeemable equity securities (except that we may redeem shares under our redemption plan);

•	issue debt securities unless the historical debt service coverage is sufficient to properly service the higher level of debt;

•	issue our shares on a deferred payment basis or other similar arrangement;

•	engage in trading, as opposed to investment, activities; or

•	engage in underwriting of securities issued by others.

Leverage and Financing

We may use leverage to provide additional funds to support our investment activities, and are not restricted in the form of indebtedness we may incur. In addition, we may assume existing debt or refinance such existing debt on the properties we acquire. We may leverage our portfolio by assuming or incurring secured or unsecured asset debt or operating partnership debt. Asset debt includes mortgage loans secured by properties, and operating partnership debt includes lines of credit. Lines of credit may be used to fund acquisitions, debt service, REIT distributions, working capital needs or for any other corporate purpose. Currently, we intend to use our lines of credit to fund acquisitions, and anticipate that our working capital needs and REIT distributions will be funded from our operations. The maximum amount of leverage in relation to our net assets shall not exceed 300%. Fair market value may be determined by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

Our Board of Directors may from time to time determine our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.

Our Board of Directors will review our outstanding leverage at least quarterly to ensure that the amount of leverage is reasonable in relation to our net assets. The maximum amount of leverage we can incur is 300% of our net assets. Net assets are our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, reserves for bad debts and other non-cash reserves, less total liabilities. However, we may temporarily borrow in excess of this amount if such excess is approved by our Board and is disclosed in our next shareholder report along with justification for such excess. In such event, we will review our leverage level at that time and take action to reduce any such excess as soon as practicable.

We do not intend to obtain loans from any of our Directors, the Advisor, and any of its affiliates unless such loan is approved by a majority of our Directors disinterested in the transaction (including a majority of our independent Directors) as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Investment Dispositions and Resales

The Advisor will advise the Board when a particular real estate property or real estate related asset should be sold or otherwise disposed of after considering relevant factors, including performance or projected performance of the property or asset, prevailing market conditions, REIT requirements and restrictions, and the need for capital. We anticipate that we will hold most of our commercial real estate properties long-term. We do not intend to buy and sell our properties for the purpose of realizing short-term profits.

While it is our intention to hold each property we acquire, circumstances might arise which could result in the early sale of some properties. A property may be sold if:

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the property and reinvesting the proceeds in other properties;

•	there exist diversification benefits associated with disposing of the property and rebalancing our real estate portfolio;

•	there exists a need to generate liquidity to make distributions to our shareholders or for working capital;

•	in the judgment of the Advisor, the value of the property might decline;

•	an opportunity has arisen to pursue a more attractive property investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines; or

•	in the judgment of the Advisor, the sale of the property is in our best interests.

We intend to reinvest any sale proceeds except to the extent that we need such funds to pay operating expenses, distributions to our shareholders to maintain our qualification as a REIT, mortgage loans secured by such property, costs for the maintenance or repair of other properties or other obligations.

When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives while deterring recognition of all or part of any taxable gain on the sale.

In connection with a sale of a property, our general preference is to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to our shareholders, to the extent contemplated by our Board of Directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Disposition of Properties to Affiliates

The Advisor, an affiliate of the Advisor or a Director may purchase or lease assets from us if a majority of our Directors disinterested in the transaction (including a majority of our independent Directors) determine that the transaction is fair, competitive and commercially reasonable to us.

Valuation of Portfolio Investments

When valuing our operating partnership’s real estate properties, other real estate related assets and its liabilities, the objective is to produce valuations that represent a fair and accurate estimate of the fair value of our investments or the price that would be received for our investments in an orderly transaction between market participants. The valuation methods are largely based upon standard industry practices used by private real estate funds.

While the valuation methods are flexible enough to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), a more accurate valuation could be obtained by using different assumptions. In these unusual circumstances, the Advisor may discuss different valuation methods to be used to value our investments.

The Advisor will provide our Board of Directors with periodic valuation reports. In its discretion, our Board of Directors has the right to engage independent valuation experts to confirm the valuation of our investments.

Our Advisor will review the valuation methods used with our Board at least annually. Any changes to the valuation methods used will require consent by our Board of Directors.

Net Asset Value

The Advisor will calculate our net asset value from time to time as is necessary or required by subtracting our liabilities, including the estimated management fees and other expenses attributable to our operations, from our assets, which will consist almost entirely of the value of our interests in our operating partnership. The aggregate value of our operating partnership is equal to the fair value of our operating partnership’s assets minus the fair value of its liabilities (including its debt, any declared and accrued but unpaid distributions and the expenses attributable to its operations).

Valuation of Multi-familyReal Estate Properties

Multi-family Real Estate Properties . Real estate properties will initially be valued at cost, which equals the purchase price plus all related acquisition costs and expenses, including legal fees and closing costs. In connection with the acquisition of multiple properties, acquisition costs and expenses will be allocated among the properties pro rata based on each property’s relative value to the whole transaction. Thereafter, each property may be valued by an independent appraiser in accordance with the Uniform Standards of Professional Appraisal Practice.

Multi-family Real Estate Properties Held Through Joint Ventures . Investments in joint ventures that hold commercial real estate properties will be valued by the Advisor in a manner which is consistent with the guidelines described above for commercial real estate properties. Once the value of a property held by the joint venture is determined pursuant to such guidelines, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreement to the value of the underlying property held by the joint venture.

Off-Cycle Valuations . Commercial real estate properties and joint ventures may be valued more frequently if the Advisor believes that the value of a commercial real estate property or joint venture has changed materially since the most recent valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a commercial real estate property to change materially. In general, we expect that an off-cycle valuation will be performed as soon as possible after a determination by the Advisor that a material change has occurred and the financial effects of such change are quantifiable.

Valuation of Real Estate Related Assets

Real estate related assets will be valued by the Advisor upon acquisition and periodically thereafter as appropriate. Off-cycle valuations of real estate related assets may be conducted if the Advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our Board of Directors may, from time to time, retain independent valuation experts to assist with the valuation of real estate related assets.

Publicly Traded Real Estate Related Securities . Publicly traded debt and equity real estate related securities that are not restricted as to saleability or transferability will be valued on the basis of information provided by third party pricing vendors. Generally, such securities will be valued at the price of the last trade executed before closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded equity and debt real estate related securities that are restricted as to saleability or transferability may be adjusted for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate Related Securities . Investments in privately placed, illiquid securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued at cost, which equals the purchase price plus all related acquisition costs and expenses, including legal fees and closing costs. Thereafter, the securities will be valued at fair value as determined in good faith. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Private Mortgage Loans . Mortgages will initially be valued at our acquisition cost and may be marked-to-market periodically, with principal and interest payments discounted to their present value using a discount rate based on current market rates. In addition, variable interest rate debt may be marked-to-market in the event that the market interest rate spreads change for comparable indebtedness. Furthermore, the valuations of participating mortgages may reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Valuation of Liquid Non-Real Estate Related Assets . Liquid non-real estate related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued periodically based on information provided by third party pricing vendors.

Valuation of Our Liabilities

The Advisor will estimate the value of our liabilities on a fair value basis using widely accepted methodologies specific to each type of liability. We expect that our liabilities will include the management fee payable to our Advisor, debt, accounts payable, accrued operating expenses and other liabilities.

Long-term liabilities, such as mortgage loans, will be valued at fair value. Short-term liabilities will be valued at face or carrying balance. Such fair value determinations will be based on, among other things, anticipated settlement date, underlying security, collateral, credit risk and the difference between contractual and current market terms.

For short-term loans (less than one year), short-term accounts payable and operating expenses, including the management fee, we will assume that the fair value will be the cost. For long-term loans and other liabilities, we intend to use an income-based approach, based on estimated future cash flows discounted over the remaining term to maturity.

Competition

Our properties will be located in areas that include highly competitive properties. The number of competitive properties in a particular area could have a material adverse effect on both our ability to lease space at any of our properties or at newly acquired (or developed) properties, and the amount of rent we can charge at our properties. We compete with many property owners, such as corporations, limited partnerships, individual owners, other real estate investment trusts, insurance companies and pension funds.

Many of our competitors will have greater financial and other resources than us and may have substantially more operating experience than either us or our Advisor. Generally, there are other neighborhood and community retail centers and other similar commercial properties within relatively close proximity to each of our properties. Regarding our retail properties, in addition to competitor retail properties, our tenants face increasing competition from outlet malls, internet shopping websites, discount shopping clubs, catalog companies, direct mail and telemarketing.

Insurance

We will have property damage, fire loss and liability insurance with reputable, commercially rated companies. We will insist that that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount which we believe to be adequate.

Employees

We have no employees and are not self-managed. Our operations will be  managed by our Advisor, (A Property Management, LLC).

Material Federal Income Tax Considerations

CIRCULAR 230 NOTICE . THIS NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE INTERNAL REVENUE SERVICE: (1) ANY FEDERAL INCOME TAX ADVICE CONTAINED IN THIS FORM 10 OR IN EXHIBITS TO IT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY INVESTOR FOR THE PURPOSE OF AVOIDING FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE INVESTOR; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED IN THIS FORM 10 (OR IN ANY EXHIBITS TO IT); AND (3) EACH INVESTOR SHOULD SEEK ADVICE BASED ON THE INVESTOR’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

The following summarizes the material United States federal income tax considerations relating to our potential qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “the company,” “we,” “our,” and “us” mean only Shearson American REIT, Inc.and not any subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of the ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Internal Revenue Code of 1986 (the “Code”), the Treasury regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings, which are binding on the Internal Revenue Service (the “IRS”) only with respect to the particular taxpayers who requested and received the rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of the material federal income tax consequences described in this summary. No advance ruling has been, or will be, sought from the IRS regarding any matter discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or particular tax circumstances, or to shareholders subject to special tax rules, such as financial institutions, insurance companies, and broker-dealers.

This summary assumes that shareholders will hold our common shares as capital assets within the meaning of Code Section 1221.  This summary of material federal income tax considerations relates only to U.S. Shareholders. A “U.S. Shareholder” means a holder of our common shares who is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Shareholders who are not U.S. Shareholders should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, and sale of our common shares.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS, IN SOME INSTANCES, ON DETERMINATIONS OF FACT AND ON INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE FEDERAL INCOME TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Trust

We elected to qualify to be treated as a REIT under Code Section 856 through Section 860 for federal income tax purposes commencing with our taxable year ended December 31, 2013. You, however, should note that we cannot assure you that the IRS will acknowledge or successfully challenge our status as a REIT. We determined that we qualified to be taxed as a REIT based on an internal review of our assets, income and operations and consultations with our independent accountants.

Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed by the Code that are discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot assure you that the continued actual results of our operations for any particular year will satisfy these requirements. We also cannot assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the “—Failure to Qualify as a REIT” section below. We will review internally our assets, income and operations, as well as consult with our independent accountants from time to time, to monitor our continued qualification to be taxed as a REIT.

The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, various qualification requirements that the Code imposes on REITs. The material qualification requirements are summarized under “—Requirements for Qualification as a REIT” below. While we intend to operate so that we qualify as a REIT, we cannot assure you that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify as a REIT” below.

If we qualify as a REIT, we, in general, will not be subject to U.S. federal corporate income tax on our net income that we distribute each year to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that, in general, results from owning stock in a corporation.

If we qualify as a REIT though, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the alternative minimum tax.

•
If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•
If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other nonqualifying income from foreclosure property, we will be subject to corporate tax on such income at the highest applicable rate (currently 35%).

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, each as discussed below, but still maintain our qualification as a REIT because we meet other requirements, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset tests, each as described below, but our failure is due to reasonable cause and not willful negle ct, and we still maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy any other REIT qualification requirements (other than a gross income or an asset test requirement) and the failure is due to reasonable cause and not willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each failure.

•
If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts that we actually distribute (taking into account excess distributions from prior years) and (2) retained amounts on which we pay U.S. federal corporate income tax.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements that are intended to monitor our compliance with rules relating to the composition of our shareholders, as described in “—Requirements for Qualification as a REIT” below.

•
If we acquire appreciated assets from a C corporation ( i.e. , a corporation that is subject to corporate federal income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation and if we subsequently recognize gain on a disposition of any such asset during the ten-year period following the acquisition, we will be subject to tax at the then-applicable highest regular corporate rate on the lesser of (i) the amount of gain that we would have recognized if we had sold the asset when we acquired it ( i.e., the built-in appreciation at the acquisition) and (ii) the amount of gain that we recognize when we dispose of the asset. The results described in this paragraph assume that the non-REIT corporation will not elect to be subject to an immediate tax when we acquire the assets.

•
We may elect to retain and to pay income tax on our net long-term capital gain. In that case, a shareholder would include the shareholder’s proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in the shareholder’s taxable income, would be deemed to have paid the shareholder’s proportionate share the tax that we paid on the gain, would be allowed a credit for the shareholder’s proportionate share of the tax deemed to have been paid, and would increase the shareholder’s basis in our common shares.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we and our lower-tier entities in which we own interests may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property, and other taxes on assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

In general, net operating losses, foreign tax credits, and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs.

Requirements for Qualification as a REIT

Organizational Requirements

To maintain our REIT qualification, we must meet the following organizational criteria:

•	We must be organized as a domestic entity that, if we did not maintain our REIT status, would be taxable as a regular corporation;

•	We cannot be a financial institution or an insurance company;

•	We must be managed by one or more Directors or directors;

•	Our taxable year must be a calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•	Our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•
Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years; and

•	We must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

To protect against violations of these requirements, our Amended Articles of Incorporationcontains restrictions on transfers of our shares, as well as provisions that automatically transfer shares to a charitable trust to the extent that the ownership would exceed the aggregate share ownership level. There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above. We believe these restrictions do not cause our common shares to be nontransferable within the meaning of Code Section 856(a)(2).

We are required to maintain records disclosing the actual ownership of common shares to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain percentages of shares in which the record holders must disclose the actual owners of the shares ( i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

We believe we have satisfied, and we expect to continue to satisfy, each of the requirements discussed above. We also believe that we have satisfied, and we expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions. Operational Requirements—Gross Income Tests To qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” which is described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•
The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee that derives substantially all of its income with respect to such property from the subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•
If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•
For rents received to qualify as rents from real property, in general, we must not operate or manage the property or furnish or render certain services to the lessees of the property, other than through either (i) an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or (ii) a taxable REIT subsidiary. We, however, may perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and otherwise are not considered rendered to the occupant of the property. In addition, we may provide, directly or indirectly, noncustomary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such case, only the amounts for noncustomary services are not treated as rents from real property and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such noncustomary services is deemed to be at least 150% of the direct cost of providing the services.

•
Rental income will not qualify as rents from real property if we own, directly or indirectly (through application of certain constructive ownership rules), (1) in the case of any lessee that is a corporation, stock of such corporation that possesses 10% or more of either (i) the total combined voting power of all classes of stock entitled to vote or (ii) the total value of shares of all classes of stock or (2) in the case of any lessee that is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (a) at least 90% of the property is leased to unrelated lessees and the rent that the taxable REIT subsidiary pays is substantially comparable to the rent the unrelated lessees pay for comparable space or (b) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•
charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of the rent’s being based on a fixed percentage or percentages of receipts or sales, as described above;

•
rent any property to a related-party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for an exception from the related-party lessee rule;

•
derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•
directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts that we receive or accrue during such year with respect to the property.

Distributions from a taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions, in general, will be qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and the 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan that is outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. If a loan is not secured by real property or is undersecured, the income that it generates may qualify for purposes of the 95% gross income test.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our dividend reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital to be able to confirm the amount of our qualified temporary investment income.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which, in general, will be qualifying income for purposes of both the 75% and the 95% gross income tests. The REIT requirements relating to mortgages make it difficult for us to invest in certain mezzanine loans that are secured by a pledge of equity in an entity holding real estate (as compared to a mortgage in the underlying real property) and in certain mortgage-backed securities.

If we fail to satisfy one or both of the 75% and the 95% gross income tests for any taxable year, we still may qualify as a REIT for the year if we can qualify for relief under applicable provisions of the Code. These relief provisions, in general, will be available if our failure to meet a gross income test was due to reasonable cause and not willful neglect and, after identifying the failure, we file, in accordance with the Treasury Regulations, a schedule for the tax year that describes each item of our gross income that satisfies one or both of the gross income tests. We cannot assure you that we will be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions would not apply, we would not continue to qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even if these relief provisions would apply, the profit that would be attributable to the amount by which we fail to satisfy the particular gross income test would be subject to federal income tax.

Operational Requirements—Asset Tests

At the close of each calendar quarter, we also must satisfy a series of tests relating to the nature of our assets:

•
At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items, and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	No more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries, or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we may cure the failure by disposing of the nonqualifying assets within 30 days after the close of that quarter.

If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, to cure the failure, we may dispose of sufficient assets, or otherwise satisfy the requirements of such asset tests, within six months after the last day of the quarter in which we identify the failure, provided that the nonpermitted assets do not exceed the lesser of (i) 1% of the total value of our assets at the end of the relevant quarter and (ii) $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, if the failure was due to reasonable cause and not willful neglect and, after identifying the failure, we file, in accordance with the Treasury Regulations, a schedule that describes each asset that caused the failure, we may avoid disqualification as a REIT, after the 30-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset tests, including the disposition of sufficient assets to meet the REIT asset tests and paying a tax equal to the greater of (i) $50,000 and (ii) 35% of the net income that the nonqualifying assets generated during the period in which we failed to satisfy the REIT asset tests.

We believe that our holdings of securities and other assets have complied with, and will continue to comply with, the foregoing REIT asset tests, and we intend to monitor compliance with the tests on an ongoing basis. The values of some of our assets, however, may not be valued precisely, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, we cannot assure you that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Operational Requirements—Annual Distribution Requirement

To qualify as a REIT for each taxable year, we must distribute to our shareholders distributions, other than capital gain distributions, in an amount at least equal to the excess, if any, of (i) the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below) over (ii) the sum of specified items of noncash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If distributions are declared in October, November, or December of the taxable year, are payable to record shareholders on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and to pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders the would increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (A) the amounts that we actually distribute (taking into account excess distributions from prior periods) and (B) the amounts of income that we retain and on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure a REIT distribution failure for a year with a subsequent-year, deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “Taxation of Taxable U.S. Shareholders—Dispositions and Redemptions of Our Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts that we distribute in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

We may not have, from time-to-time, sufficient cash to meet the REIT distribution requirements because we need cash to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries, and (2) our inclusion of items in income for U.S. federal income tax purposes. Additional potential sources of noncash taxable income include loans or mortgage-backed securities that are issued at a discount and, thus, that require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower may defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower cannot make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends if we were required to pay them to preserve our REIT status with respect to any taxable year. If we do not have sufficient cash to satisfy our REIT distribution requirements, it may be necessary to sell assets, to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially our shares, to satisfy our REIT distribution requirements.

Operational Requirements—Recordkeeping

To continue to qualify as a REIT, we must maintain certain records as set forth in the Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Operational Requirements—Risks as to IRS Recharacterizations

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or nonamortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates for management and property management services. If the IRS successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the IRS. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any taxable year, relief provisions will be available to avoid disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision, and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not willful neglect.

If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will be taxable, in general, to shareholders and (i) as to our shareholders who are individual U.S. Shareholders, will be taxed at a current, maximum rate of 15% and (ii) as to our shareholders who are C corporations, may be eligible for the dividends received deduction.

Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which we failed to qualify. We cannot assure you that we would be entitled to this statutory relief.

Our failure to qualify as a REIT during any taxable year could have a material adverse effect us and our shareholders.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions,” in general, includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties, and to make sales of properties that are consistent with our investment objectives. Whether a property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances relating to the property. We cannot assure you that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that we hold through a taxable REIT subsidiary, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into, or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which the REIT elects to treat the property as foreclosure property. REITs, in general, are subject to tax at the maximum corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and the 95% gross income tests. If applicable, there also are rules for disregarding income for purposes of the 75% and the 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions likely will be treated as nonqualifying income for purposes of both the 75% and the 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. The IRS could take the position that specific sale-leaseback transactions that we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 75% and the 95% gross income tests.

Taxation of Taxable U.S. Shareholders

Distributions

If we qualify as a REIT, distributions to our taxable U.S. Shareholders from our current and accumulated earnings and profits, and that are not designated as capital gain dividends, in general, will be ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs, in general, are not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Shareholders who receive dividends from taxable C corporations.

U.S. Shareholders who are individuals, in general, are taxed on corporate dividends at a current, maximum rate of 15%. With limited exceptions, however, dividends received by individual U.S. Shareholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which currently are as high as 35%.

Distributions from us that we properly designate as capital gain dividends will be taxed to U.S. Shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. Shareholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. Shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. Shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of the retained capital gain and their share of the tax we pay. Corporate U.S. Shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains, in general, are taxable at current, maximum U.S. federal rates of 15% in the case of U.S. Shareholders who are individuals and 35% for corporations. Capital gains from the sale of depreciable real property that we held for more than 12 months are subject to a current, 25% maximum U.S. federal income tax rate to the extent of previously claimed depreciation deductions for U.S. Shareholders who are individuals.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. Shareholder’s shares with respect to which we made the distributions but will reduce the adjusted tax basis of the shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Shareholder’s shares, the U.S. Shareholder will include the excess amount in income as either long-term capital gain if the U.S. Shareholder held the shares for more than one year or short-term capital gain if the U.S. Shareholder held the shares held for one year or less.

Any distribution declared by us in October, November, or December of any year and payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. Shareholder on December 31 of the year if we actually make the distribution before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that we properly designate as qualified dividend income is taxable to noncorporate U.S. Shareholders as net capital gain, provided that the U.S. Shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions that will be eligible to be designated as qualified dividend income for a taxable year will equal the sum of:

•	the qualified dividend income that we receive during such taxable year from C corporations (including any taxable REIT subsidiary);

•
the excess of any “undistributed” REIT taxable income that we recognized during the immediately preceding year over the U.S. federal income tax that we paid with respect to the undistributed REIT taxable income; and

•
the excess of any income that we recognized during the immediately preceding year from the sale of a built-in-gain asset that we acquired in a carryover basis transaction from a C corporation over the U.S. federal income tax that we paid with respect to the built-in gain.

To the extent that we have available net operating losses and capital losses that we carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” above. Such losses, however, are not passed through to U.S. Shareholders and do not offset income of U.S. Shareholders from other sources, and they do not affect the character of any distributions that we actually make, which, in general, are subject to tax in the hands of U.S. Shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions and Redemptions of Our Common Shares

In general, a U.S. Shareholder will realize gain or loss upon the sale or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash that the U.S. Shareholder receives and the U.S. Shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. Shareholder’s adjusted tax basis will equal the U.S. Shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Shareholder over the tax deemed paid by the U.S. Shareholder on the net capital gains (as discussed above), and reduced by returns of capital. In general, capital gains recognized by individuals and other noncorporate U.S. Shareholders upon the sale or disposition of our common shares will be subject to a current, maximum U.S. federal income tax rate of 15% if the U.S. Shareholder held the shares for more than 12 months and will be taxed at current ordinary income rates (currently, up to 35%) if the U.S. Shareholder held the shares for 12 months or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. Shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses and, in general, only may offset capital gain income of the U.S. Shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. Shareholder who has held the shares for six months or less, after applying certain holding-period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. Shareholder as long-term capital gain.

If a U.S. Shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, the provisions of recently adopted Treasury Regulations involving “reportable transactions” may apply, requiring separate disclosure of the loss-generating transactions to the IRS. While these Treasury Regulations are directed toward “tax shelters,” they are written quite broadly and apply to transactions that typically would not be considered to be tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption of our common shares will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a shareholder, (2) results in a “complete termination” of a shareholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a shareholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a shareholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions ( i.e. , ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirement” above), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. Shareholder of our common shares will not be treated as passive activity income. As a result, U.S. Shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. Shareholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Backup Withholding

We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the shareholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Shareholder who fails to certify its nonforeign status.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Taxation of Tax Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income (“UBTI”). If (1) a tax-exempt U.S. Shareholder has not held our common shares as “debt financed property” within the meaning of the Code ( i.e. , where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our common shares is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of our common shares generally should not give rise to UBTI to a tax-exempt U.S. Shareholder.

Tax-exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT.

State, Local and Foreign Taxes

We, our lower-tier entities, and shareholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of us, our lower-tier entities and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Tax Aspects of the Operating Partnership

The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the operating partnership. This summary does not address tax consequences under state, local, or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the ownership and disposition of an interest in the operating partnership.

Tax Treatment of the Operating Partnership

The operating partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the operating partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The operating partnership has been formed as a North Dakota limited liability limited partnership under the North Dakota Century Code Section 45-23. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

•	It is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

•	It does not elect to be classified as an association taxable as a corporation; and

•
Either (A) it is not classified as a “publicly traded partnership” under Code Section 7704 or (B) 90% or more of its gross income consists of specified types of “qualifying income” within the meaning of Code Section 7704(c)(2) (including interest, dividends, “real property rents” and gains from the disposition of real property). A partnership is deemed to be a “publicly traded partnership” if its interests are either (i) traded on an established securities market or (ii) readily tradable on a secondary market (or the substantial equivalent thereof).

Pursuant to the Treasury Regulations under Code Section 7704, the determination of whether a partnership is publicly traded generally is based on a facts and circumstances analysis. However, the regulations provide limited “safe harbors” that preclude publicly traded partnership status. The LLLP Agreement of the operating partnership contains a number of limitations on transfers and redemptions of partnership interests that are intended to cause the operating partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors contained in the applicable regulations. Moreover, the operating partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations.

If for any reason the operating partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the operating partnership’s taxable income and would be taxable to us. Any change in the operating partnership’s status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

The following discussion assumes that the operating partnership will be treated as a partnership for federal income tax purposes.

Tax Treatment of Partners

Income and Loss Pass-Through

No federal income tax will be paid by the operating partnership. Instead, each partner, including us, is required to report on the partner’s income tax return the partner’s allocable share of income, gains, losses, deductions and credits of the operating partnership, regardless of whether the operating partnership makes any distributions. The allocable shares of income, gains, losses, deductions and credits of the operating partnership generally will be determined by the terms of the LLLP Agreement.

Pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book/tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The operating partnership was formed by way of contributions of property that have book/tax differences. Consequently, under the LLLP Agreement, the partners will be allocated tax items in a manner designed to eliminate the effects of these differences in manner that is consistent with Code Section 704(c). As a result, (1) certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes that are lower than such deductions would be if determined on a pro rata basis and (2) in the event of a disposition of any contributed asset that has a book/tax difference, all income attributable to such book/tax difference generally will be allocated to the partner that contributed such asset to the operating partnership and the other partners generally will be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

Although the special allocation rules of Code Section 704(c) generally are intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases, we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property that is greater than, the amount of book depreciation, deductions, income or gain that is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

These rules also will apply to the operating partnership and its partners to any revaluations of the operating partnership’s properties that are made in connection with contributions to, or distributions from, the operating partnership.

The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash.

The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) that is allocated to us will be the same for us as it was for the operating partnership.

Treatment of Distributions and Constructive Distributions

Distributions that we receive from the operating partnership generally will be nontaxable to us. However, we would have taxable income if the amount of distributions we receive from the operating partnership, or the amount of any decrease in our share of the operating partnership’s indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the operating partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the operating partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

Tax Basis in Our Operating Partnership Interest

Our adjusted tax basis in our interest in the operating partnership generally:

•
Will be equal to the amount of cash and the basis of any other property initially contributed to the operating partnership by us and our initial, proportionate share of the operating partnership’s indebtedness;

•
Will be increased by any additional contributions that we make to the operating partnership. our share of the operating partnership’s taxable and nontaxable income and any increase in our share of operating partnership indebtedness; and

•
Will be decreased (but not below zero) by the distributions that we receive from the operating partnership, our share of deductible and nondeductible losses and expenses of the operating partnership and any decrease in our share of operating partnership indebtedness.

Materials Available

We are filing this General Form for Registration of Securities on Form 10 to register our common shares of beneficial interests pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We are subject to the registration requirements of Section 12(g) because the aggregate value of our assets exceeds the applicable threshold of $10 million and our common shares of record are held by more than 500 persons. Because of our obligation to register our common shares with the SEC under the Exchange Act, we will generally be subject to the requirements of the Exchange Act rules. In particular, we will be required to file:

•	Quarterly reports on Form 10-Q;

•	Annual reports on Form 10-K;

•	Current reports on Form 8-K; and

•	Otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

You may read and copy any materials we file with the Securities and Exchange Commission (“SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm Eastern. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such materials will also be available free of charge through the SEC’s website ( www.sec.gov ) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, as well as Reports on Forms 3, 4 and 5 regarding our officers, Directors or 10% beneficial owners, filed or furnished pursuant to Section 13(a), 15(d) or 16(a) of the Exchange Act will also be available free of charge through our website (to be developed and launched) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. We will also make available on our website copies of certain other documents, including our Audit Committee Charter, Nomination and Governance Committee Charter, Disclosure Committee Charter, Executive Committee Charter, Code of Ethics for Senior Financial Officers, Code of Ethics and Business Conduct, Governance Guidelines, Insider Trading and Disclosure Policy and Procedure, Whistleblower Policy, Amended and Restated Articles of Incorporationand the Amended and Restated Bylaws. In the event of any changes to these charters or the code or guidelines, changed copies will also be made available on our website. Materials on our website are not part of this Report on Form 10.

Financial Information

Additional financial information related to us is included in Item 13 “Consolidated Financial Statements and Supplementary Data.”

For the Company to qualify as a REIT it must qualify under the Internal Revenue Code, Section 857 (IRS Code).   The Company has not sought approval nor does it believe that it currently qualifies as a REIT.   Under the IRS Code the Company, among other requirements, to obtain REIT status, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

The Company currently has no qualifying REIT assets. The Company believes that the lack of existing assets may provide a competitive advantage over existing REITs. The Company is not burdened with assets acquired prior to the current downturn in the real estate market.   It is probable that an existing REIT may have assets that would be depressed in comparison to the original purchase price.   It is also possible that the original cost of capital to the existing REIT may be higher than that available to the Company in the current market. Conversely, the Company has no history of acquiring properties that existing REITs may have. This lack of experience on the part of Company management in making acquisitions is a competitive disadvantage to the Company.

Should SHEARSON become qualified as a REIT on its own; the Company has no intention of investing in mortgages or investing in Mortgage REIT’s.

SHEARSON is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act.   SHEARSON will continue to file all reports required of it under the Exchange Act until a business combination has occurred.   A business combination may result in a change in control and management of SHEARSON.   Since a principal benefit of a business combination with SHEARSON would normally be considered its status as a reporting company, it is anticipated that SHEARSON will continue to file reports under the Exchange Act 1934.

We presently have no employees apart from our management. All of our officers and directors are engaged in outside business activities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. As of the date of this filing, Mr. Williams and Mr. Orcutt devote approximately five hours per week each to the Company. We expect no significant changes in the number of our employees other than as a direct result, if any, incident to a business combination. The Company’s CEO, President, COO and CFO are expected to work full time, at no less than 40 hours per week, once the Company has commenced substantial operations.

On January 26, 2010, the Company received notice from the U.S. Securities and Exchange Commission in connection with its Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).   The IAP was instituted since the Company had been deficient in complying with the Company’s obligations under Exchange Act for several years. Specifically, the Company failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007.   In addition, the Form 10-Ks for the years ended December 31, 2008 and 2009 were not filed timely.   In addition, the Form 10-Qs for 2001 through 2009 were not filed.   As a consequence of the Company’s failure to file these reports, all of the Company’s securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act, which in part prohibits broker dealers from effecting transactions in the Company’s securities until the securities are registered.   Accordingly, the Company has filed this registration statement Form 10 with the Securities and Exchange Commission.

Prior to September 11, 2001, PSA, Inc. (PSA) was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.

PSA has been inactive since 2001. The events of September 11, 2001 caused significant damage to the ability of PSA and its subsidiaries to continue in business beyond that date; as the Company derived all of its revenue from the Travel Industry.   The Company’s largest asset, an investment in its subsidiary S.M.A. Real Time Inc., was located blocks from ground zero and filed for bankruptcy in 2003 and was ultimately liquidated in 2005 without any recovery to PSA.

PSA’s operations in the international tour and travel business were closed or sold. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc., Jet Vacations, PSAZZ Travel, Inc., PSA Europe AG, PSAZZ TV, Inc., PSAZZ Network, Inc., and PSA Air, Inc. were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc.   The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost. None of the Company’s common stock that was planned as part of the consideration for the purchase was issued.

The Company has previously reported that it had completed the sale of 80% of the issued and outstanding stock of PSAZZ Air, Inc.   (“PSAZZ Air”) formerly known as Pacific Southwest Airlines, Inc., an inactive airline majority-owned subsidiary.   The purchaser of PSAZZ Air was John D. Williams, who at the time of purchase was a former Board Member of PSA.   Pursuant to the agreement, PSA was to receive a $1,000,000 note payable within 18 months and to be secured by 312,500 shares of the Company’s Common Stock otherwise issuable to Mr. Williams for the purchase by the Company of 100% of Pacific Southwest Airline Services, Inc. Once the full effect of the events of September 11, 2001 were fully understood the Company unwound this transaction, including the issuance of the Company’s 312,500 shares of the Company’s Common Stock previously noted.

GLOSSARY

Business combination	Normally a merger, stock-for-stock or stock-for-assets exchange with the target company or the shareholders of the target company.

SHEARSON or the Registrant	The corporation whose common stock is the subject of this registration statement.

Exchange Act	The Securities Exchange Act of 1934, as amended.

Securities Act	The Securities Act of 1933, as amended.

ITEM 1A.   RISK FACTORS

The risks discussed in this Form 10 could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause our shareholders to lose all or part of their investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to Shearson American REIT, Inc.

Common shares of beneficial interest represent an investment in equity only, and not in the assets of the trust or the operating partnership. Therefore, common shareholders will hold only an indirect interest in our assets.

The common shares of beneficial interest represent an equity interest only in us, not in any of our assets or the real estate or real estate related investments made by our operating partnership Shearson American REIT Properties, LLLP, (to be formed in Maryland)We will have no substantial assets other than our equity interest in the operating partnership. Neither the Advisor nor any of its managers or affiliates have any obligation with respect to the payment of distributions to our shareholders or the return of capital investments made to us by the shareholders.

Income will be received primarily from the leasing and resale of investments, which is subject to market and economic changes. If income is insufficient to meet our capital needs, our ability to carry out our business plans could be adversely affected.

Our purpose is to acquire and hold our real estate investments as long-term investments before we resell the investments to maximize anticipated appreciation for our shareholders. The primary income that will be generated by the trust will be the profits, if any, from the operation or holding of the real estate and real estate related investments and upon the resale of the investments. If circumstances arise which cause an investment to remain at its current value or decrease in value, we may generate less income than anticipated.

We will need to raise additional funds in the future to fund our capital needs, which may not be available on acceptable terms if at all.

We will need to raise additional capital in the future in order to fulfill our business plans. The timing and amount of our future capital needs will depend on a number of factors, including the revenue generated by the operation of our real estate investments, when and if the properties will appreciate in value, the resale price of the properties and other real estate related investments, our future operating expenses and required capital outlays. There can be no assurance that additional financing will be available when needed on terms favorable to us, if at all.

Further, we may be required to raise additional capital and sell additional securities in the future on terms which are more favorable to those investors than the terms under which our current shareholders purchased their securities in the trust. If adequate funds are not available or are not available on acceptable terms, our ability to fund our current business plans and to acquire additional real estate and real estate related investments would be significantly limited. Such limitation could have a material adverse effect on our results.

Our success is based on continuing to locate and hold suitable real estate investments, and failure of our Advisor to locate additional suitable properties or the unsuccessful operation of our existing real estate investments could adversely affect our operations and our ability to make distributions.

Our ability to achieve our investment objectives and to make distributions to our shareholders is dependent upon the performance of our Advisor in locating suitable investments and appropriate financing arrangements for us as well as on the successful management of our properties after acquisition. We currently own, no properties through our subsidiary Shearson American REIT Properties, LLLP, (to be formed in Maryland).

We cannot be sure that our Advisor (once appointed) will be successful in continuing to obtain suitable investments on financially attractive terms, or be subject to risks attendant to real estate acquisitions, such as:

•	The risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	The risk that we may overpay for properties; and

•	The risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

Ongoing SEC reporting requirements may require us to defer additional acquisitions, which delay may reduce shareholder returns.

Additionally, as a public company, we will be subject to the ongoing reporting requirements under the Exchange Act. Under to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets. To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire such properties or real estate-related assets that otherwise would be a suitable investment or we could suffer delays in our investment acquisitions or in complying with our reporting requirements. Delays could result in the loss of investment opportunities or a detrimental change in acquisition pricing.

Our Board of Directors may have to make expedited decisions on whether to invest in certain properties or real estate-related assets, including prior to receipt of detailed information on the investment.

In the current real estate market, our Board of Directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of desirable properties and other real estate-related assets. In such cases, our Advisor and Board of Directors may not have access to detailed information regarding investment properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property, at the time of making an investment decision to pay a non-refundable deposit and to proceed with an acquisition. In addition, the actual time period during which our Advisor will be allowed to conduct due diligence may be limited. Therefore, there can be no assurance that our Advisor and Board of Directors will have knowledge of all circumstances that may adversely affect an investment.

We face competition from other real estate investors for suitable properties, and may not be successful in our attempts to acquire desirable properties.

The commercial and multi-family real estate industries are highly competitive, and we will face competition for investment opportunities. These competitors may be real estate developers, real estate financing entities, real estate investment trusts, mutual funds, hedge funds, investment banking firms, institutional investors and other entities or investors that acquire real estate and that may have substantially greater financial resources than we do. These entities or investors may be able to accept more risk than our Board of Directors believes is in our best interests. This competition may limit the number of suitable investment opportunities offered to us. This competition also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties or interests in properties. In addition, we believe that competition from entities organized for purposes similar to ours may increase in the future.

We may change our investment and operational policies without shareholder consent, and such changes could increase our exposure to additional risks.

Generally, the Board of Directors may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments we have acquired in the past or as described in this Form 10. A change in our investment policies may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

There can be no assurance that distributions will be paid or increase over time.

There are many factors that can affect the availability and timing of cash distributions to our shareholders. Distributions will be based principally on cash available from our real estate and real estate related investments. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire profitable real estate investments, successfully managing our real estate properties and our operating expenses. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Our actual results may differ significantly from the assumptions used by our Board of Directors in establishing the distribution rate to our shareholders.

We may pay distributions from sources other than our cash flow from operations, which could subject us to additional risks.

We are permitted to pay distributions from any source. If we fund distributions from cash flow from operations or working capital, we will have less funds available for investment in real estate and real estate related investments and our shareholders’ overall return may be reduced. Actual cash available for distributions may vary substantially from the estimates of our Board of Directors. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. In these instances, we may obtain third party financing to fund our distributions, causing us to incur additional interest expense. We may also fund such distributions from the sale of assets or additional securities. Any of these actions could potentially negatively affect future results of operations.

Distributions may include a return of capital, and shareholders may be required to recognize capital gain on distributions.

Distributions payable to shareholders may include a return of capital. To the extent distributions exceed cash flow from operations, a shareholder’s basis in our shares will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain and be required to make tax payments.

Our systems may not be adequate to support our growth, and our failure to successfully oversee our portfolio of real estate investments could adversely affect our results of operation.

There can be no assurance that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient staff, to support any growth we may experience. Our failure to successfully oversee our current and future real estate investments or developments could have a material adverse effect on our results of operation and financial condition and our ability to make distributions to our shareholders.

Risks Related to Our Status as a REIT and Related Federal Income Tax Matters

If we fail to obtain or continue to qualify as a REIT, we would incur additional tax liabilities that would adversely affect our operations and our ability to make distributions and could result in a number of other negative consequences.

Although our management believes that we will be able to organize,  operate, and operate in such a manner, as to qualify as a real estate investment trust (REIT), as that term is defined under the Internal Revenue Internal Revenue Code, we may not have been organized, may not have operated, or may not be able to continue to be organized or to operate in a manner to have qualified or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. Even a technical or inadvertent mistake could endanger our REIT status, once obtained.

The determination that we qualify as a REIT requires an ongoing analysis of various factual matters and circumstances, some of which may not be within our control, regarding our organization and ownership, distributions of our income and the nature and diversification of our income and assets. The fact that we hold substantially all of our assets through Shearson American REIT Properties, LLLP, our operating partnership, and our ongoing reliance on factual determinations, such as determinations related to the valuation of our assets, further complicates the application of the REIT requirements for us.

If we were to obtain and then lose our REIT qualification, we will face income tax consequences that will reduce substantially our available cash for distribution and investments for each of the years involved because:

•	We would be subject to federal corporate income taxation on our taxable income, including any applicable alternative minimum tax, and could be subject to increased state and local taxes;

•	We would not be allowed a deduction for dividends paid to shareholders in computing our taxable income; and

•	Unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

The increased taxes could reduce the value of the shares as well as cash available for distribution to shareholders and investments in additional assets. In addition, if we fail to continue to qualify as a REIT, we will not be required to make distributions to shareholders. Our failure to continue to qualify as a REIT also could impair our ability to expand our business and to raise capital.

As a REIT, we may be subject to tax liabilities that reduce our cash flow.

Even if we were to obtain and continue to qualify as a REIT for federal income tax purposes, we may be subject to federal and state taxes on our income or property, including the following:

•
To continue to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gains) to our shareholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income. In such situation, shareholders will be treated as having received the undistributed income and having paid the tax directly, but tax-exempt shareholders, such as charities or qualified pension plans, will receive no benefit from any deemed tax payments.

•
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which the distributions that we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain will be subject to the 100% “prohibited transaction” tax.

•
We may be subject to state and local taxes on our income or property, either directly or indirectly, because of the taxation of our operating partnership or of other entities through whom we indirectly own our assets.

We may be forced to borrow funds on a short-term basis, to sell assets or to issue securities to meet the REIT minimum distribution requirement or for working capital purposes.

To qualify as a REIT, in general, we must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. However, we could be required to include earnings in our net taxable income before we actually receive the related cash. If we do not have sufficient cash to make the necessary distributions to preserve our REIT status for any year or to avoid taxation, we may need to borrow funds, to sell assets or to issue additional securities even if the then-prevailing market conditions are not favorable for such actions.

To the extent that distributions to our shareholders had been made in anticipation of qualifying as a REIT, we might be required to borrow funds, to sell assets or to issue additional securities to pay the applicable tax if we lose our REIT qualification and are subject to increased taxes.

In addition, we will require a minimum amount of cash to fund our daily operations. Due to the REIT distribution requirements, we may be forced to make distributions when we otherwise would use the cash to fund our working capital needs. Therefore, we may be forced to borrow funds, to sell assets or to issue additional securities at certain times for our working capital needs.

If our operating partnership does not qualify as a partnership, its income may be subject to taxation, and we would no longer qualify as a REIT.

The Internal Revenue Internal Revenue Code classifies “publicly traded partnerships” as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. We structured our operating partnership to be classified as a partnership for federal income tax purposes. However, no assurances can be given that the IRS will not challenge our position or will not classify our operating partnership as a “publicly traded partnership” for federal income tax purposes. To minimize this risk, we will place certain restrictions on the transfer and/or redemption of partnership units in the LLLP Agreement of our operating partnership. If the IRS would assert successfully that our operating partnership should be treated as a “publicly traded partnership” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Internal Revenue Code would treat the operating partnership as an association taxable as a corporation. In such event, we would cease to qualify as a REIT. In addition, the imposition of a corporate tax on the operating partnership would reduce the amount of distributions the operating partnership could make to us and, in turn, reduce the amount of cash available to us to make distributions to our shareholders.

To maintain qualification as a REIT, we have transfer restrictions on our shares that may limit offers to acquire substantial amounts of the trust’s shares at a premium.

To qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Currently, our Amended Articles of Incorporationprohibits transfers of our shares that would result in (1) our shares being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our shares, applying broad attribution rules imposed by the federal income tax laws, or (3) before our shares qualify as a class of publicly-offered securities, 25% or more of our shares being owned by ERISA investors. If a shareholder acquires shares in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	May consider the transfer to be void ab initio.

•	May not reflect the transaction on our books.

•	May institute legal action to enjoin the transaction.

•	May redeem such excess shares.

•	Any excess shares shall be automatically transferred to a charitable trust for the benefit of a charitable beneficiary.

If such excess shares are transferred to a trust for the benefit of a charitable beneficiary, the charitable Director shall sell the excess shares and the shareholder will be paid the net proceeds from the sale equal to the lesser of: (1) the price paid by the shareholder or the “market price” of our shares if no value was paid or (2) the price per share received by the charitable Director.

If shares are acquired in violation of the ownership limits or the restrictions on transfer described above:

•	Transferee may lose its power to dispose of the shares; and

•	Transferee may incur a loss from the sale of such shares if the fair market price decreases.

These limitations may have the effect of preventing a change of control or takeover of us by a third party, even if the change in control or takeover would be in the best interest of our shareholders.

Complying with REIT requirements may restrict our ability to operate in a way to maximize profits.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders, and the ownership of our common shares. For example, we may be required to make distributions to shareholders at disadvantageous times, including when we do not have readily available funds for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to forego or liquidate otherwise attractive investments which could negatively impact shareholder value.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than government securities and qualified real estate assets), in general, cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value our assets may be represented by securities of one or more taxable REIT subsidiaries. Therefore, we may be required to liquidate otherwise attractive investments or may be forced to forego attractive investments to satisfy these requirements. Such action or inaction could be adverse to our shareholder interests.

Gains from asset sales may be subject to a 100% prohibited transaction tax, which tax could reduce the trust’s available assets and reduce shareholder value.

We may have to sell assets from time to time to satisfy our REIT distribution requirements and other REIT requirements or for other purposes. The IRS may posit that one or more asset sales may be “prohibited transactions.” If we are deemed to have engaged in a “prohibited transaction,” our gain from such sale would be subject to a 100% tax. The Internal Revenue Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, but we cannot assure you that we will be able to qualify for the safe harbor. We will try to avoid the 100% tax by (1) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain sales of our assets to comply with a safe harbor available under the Internal Revenue Code. We do not intend to hold assets in a manner to cause their dispositions to be treated as “prohibited transactions,” but we cannot assure you that the IRS will not challenge our position, especially if we make frequent sales or sales of assets in which we have short holding periods. Payment of a 100% tax would adversely affect our results of operations.

Ordinary dividends payable by REITs generally are taxed at the higher ordinary income rate which could reduce the net cash received by shareholders as a result of an investment in the trust and may be detrimental to our ability to raise additional funds through the sale of our common shares.

The maximum U.S. federal income tax rate for “qualifying dividends” payable by U.S. corporations to individual U.S. shareholders currently is 15%. In general, ordinary dividends payable by REITs to its shareholders, however, are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual income tax rate currently is 35%). This result could reduce the net cash received by shareholders as a result of an investment in the trust and could be detrimental to our ability to raise additional funds through the sale of our common shares.

Changes in legislative or other actions affecting REITs may adversely affect our status as a REIT.

The rules dealing with U.S. federal income taxation are constantly under review by the legislative process, the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may apply retroactively) could adversely affect us or our shareholders. Furthermore, new legislation, regulations, administrative interpretations or court decisions could change the federal income tax laws with respect to our qualification as a REIT or the federal income tax consequences of our qualification. We cannot predict whether, when, in what forms, or with what effective dates, the laws applicable to us or our shareholders may be changed.

Our Board of Directors may revoke our REIT election without shareholder approval, and we would no longer be required to make distributions of our net income.

Our Board of Directors may revoke or otherwise terminate our REIT election without the approval of our shareholders if our Board determines that it is not in our best interest to continue to qualify as a REIT. In such case, we will become subject to U.S. federal income tax on our taxable income, and we no longer will be required to distribute most of our net income to our shareholders, which may reduce the total return to our shareholders and affect the value of the shares.

Risks Related to Tax-Exempt Investors

Common shares may not be a suitable investment for tax-exempt investors.

There are special considerations that apply to investing in common shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts (IRAs), or Keogh plans. If you are investing the assets of any of the above in common shares, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Internal Revenue Code;

•	Your investment is made in accordance with the documents and instruments that govern the trust, plan or IRA, including any investment policy;

•
Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Internal Revenue Code;

•	Your investment will not impair the liquidity of the trust, plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the trust, plan or IRA;

•	You will be able to value the assets of the trust, plan or IRA annually in accordance with ERISA requirements and applicable provisions of the trust, plan or IRA; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

We have not evaluated, and will not evaluate, whether an investment in us is suitable for any particular trust, plan, or IRAs but, in general, we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

Under certain circumstances, tax-exempt shareholders may be subject to unrelated business taxable income, which could adversely affect such shareholders.

Neither ordinary nor capital gain distributions with respect to our common shares nor gain from the sale of our common shares, in general, should constitute unrelated business taxable income to tax-exempt shareholders. The following, however, are some exceptions to this rule:

•
Under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our common shares are held predominately by qualified employee pension trusts (which we do not expect to be the case);

•
Part of the income and gain recognized by a tax-exempt shareholder with respect to common shares would constitute unrelated business taxable income if the tax-exempt shareholder incurs debt to acquire the common shares; and

•
Part or all of the income or gain recognized with respect to our common shares held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Therefore, tax-exempt shareholders are not assured that all distributions received from the trust will be tax-exempt.

Risks Related to Our Relationship with the Advisor and Its Affiliates

We will depend on our Advisor for the successful operations of the REIT, and we may not be able to find a suitable Advisor or replacement advisor.

Our ability to achieve our investment objectives is dependent upon the successful performance of our Advisor in locating attractive acquisitions, advising on dispositions of commercial real estate properties and other real estate related assets, advising on any financing arrangements and other administrative tasks to operate our business. If the Advisor suffers or is distracted by adverse financial, operational problems in connection with its operations unrelated to us or for any reason, it may be unable to allocate a sufficient amount of time and resources to our operations. If this occurs, our ability to achieve our investment objectives or pay distributions to our shareholders may be adversely affected. Any adversity experienced by the Advisor or problems in our relationship with the Advisor could also adversely impact the operation of our properties and, consequently, our cash flow and ability to pay distributions to shareholders.

Either we or the Advisor can terminate the Advisory Agreement upon 60 days written notice to the other party for any reason, or we can terminate the Advisory Agreement immediately for cause or material breach of the Advisory Agreement. In addition, the Board of Directors may determine not to renew the Advisory Agreement in any year. If this occurs, we would need to find another advisor to provide us with day-to-day management services or engage employees to provide these services directly to us, which would likely be difficult to do and may be costly. There can be no assurances that we would be able to find a suitable replacement advisor or suitable employees or enter into agreements for such services on acceptable terms.

The termination or replacement of the Advisor could trigger a default or repayment event under financings.

Lenders that provide financing for our acquired properties may including provisions in the mortgage loan documentation that state the termination or replacement of the Advisor is an event of default or an event that triggers acceleration of the repayment of the loan in full. Even though we will attempt to have such provisions excluded from the loan documents, the lenders may still require them be included. In addition, the termination or replacement of the Advisor could trigger an event of default under any credit agreement governing a line of credit we may obtain in the future. If an event of default or repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

The Advisor may not be able to retain its key employees, which could adversely affect our ability to carry out our investment strategies.

We depend on the retention by the Advisor of its key officers, employees and governors. However, none of these individuals have an employment agreement with the Advisor. The loss of any or all of the services by the Advisor’s key officers, employees and governors and the Advisor’s inability to find, or any delay in finding, replacements with equivalent skills and experience, could adversely impact our ability to successfully carry out our investment strategies and achieve our investment objectives.

Our future success also depends on the Advisor’s and its affiliates’ ability to identify, hire, train and retain highly qualified real estate, managerial, financial, marketing and technical personnel to provide the services to us pursuant to the Advisory Agreement and any other written services agreement, including any property management agreements. Competition for such personnel is intense, and the Advisor or its affiliates may not be able to attract, assimilate or retain such personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect on our business and results of operations.

Payment of fees and expenses to the Advisor reduces the cash available for distribution.

The Advisor will perform services for us in connection with the selection, acquisition and disposition of our investments; the management of our assets; and certain administrative services. We will pay the Advisor an annual management fee, reimbursement for operating and acquisition expenses as well as acquisition and disposition fees. Such fees and payments will reduce the amount of cash available for further investments or distribution to our shareholders. Additionally, such fees will increase the risk that shareholders may receive a lower price when they resell their shares than the purchase price they initially paid for their shares.

There may be conflicts of interest in our relationship with the Advisor and its affiliates and several Directors, which could adversely affect our operations and business operations.

We may be subject to potential conflicts of interest arising out of our relationships with the Directors, Advisor and its affiliates. Conflicts of interest may arise among a Director or the Advisor and its respective affiliates, on the one hand, and us and our shareholders, on the other hand. As a result of these conflicts, the Director or Advisor may favor its own interests or the interests of its affiliates over the interest of our shareholders.

Allocation of time and effort

We will rely on the personnel of the Advisor and its affiliates to manage our assets and daily operations. Some of our Directors may also governors and owners of the Advisor and the primary property manager of our multi-family properties, and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that the Advisor or its affiliates organize or serve.

Division of loyalty

Several of our officers and/or Directors may serve as officers, governors and owners of one or more entities affiliated with our Advisor or Directors, including property managers, tenants of our properties and brokerage companies. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our shareholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm our implementation of our business strategy and investment and leasing opportunities.

Allocation of investment opportunities

The Advisor and its affiliates are or may become committed to the continuing management of other business ventures. Accordingly, there may be conflicts of interest between our investments and other investments or business ventures in which the Advisor and its affiliates are participants. In addition, the Advisor and its officers will advise other investment programs that invest in commercial real estate properties and real estate related assets in which we may be interested. Therefore, the Advisor could face conflicts of interest in allocating and determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by the Advisor may compete with us with respect to certain investments that we may want to acquire.

Investments owned by Advisor or its affiliates

Our Advisor will identify and select potential investments in commercial real estate properties and other real estate related assets in which we may be interested. Such investments could include property owned by the Advisor or its affiliates.

May profit even if investment is not profitable

The Advisor will receive acquisition, disposition and management fees under the Advisory Agreement. The Advisor and its affiliates may also be appointed or utilized to provide other services to us and our assets and receive fees and compensation for providing such other services, such as property management fees and construction fees. Therefore, the Advisor and its affiliates may profit from real estate investments even where we lose all or a portion of our investment. In addition, the agreements and arrangements, including those relating to compensation, between us and the Advisor and its affiliates are not the result of arm’s-length negotiations and their terms may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Fees received by the parties

The Advisor will be paid an annual management fee for its services based on the average invested assets, which for a specific period is the average of the aggregate book value of the assets before deducting depreciation, bad debts or other non-cash reserves. The Advisor may benefit by us retaining ownership of certain investments at times when our shareholders may be better served by the sale or disposition of such investments in order to avoid a reduction in the average invested assets and correspondingly to the Advisor’s annual management fee. In addition, the Advisor may recommend that we purchase investments that increase the average invested assets and correspondingly the Advisor’s annual management fee but that are not necessarily the most suitable investments for our portfolio. Further, the book value of the assets may include property-related debt, which could influence the amount of leverage obtained on real estate investments and other real estate related investments.

Our Advisor and its affiliates (including some of our Directors) may also be entitled to additional fees for providing other services, including property management and assistance with investment acquisition and disposition. These fees could influence our Advisor’s advice to us as well as the judgment of their affiliates and our Directors performing services for us. These compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement and any property management agreement;

•
offerings of equity by us, which may result in property acquisitions entitling our Advisor to increased acquisition and management fees, possibly entitling its affiliates to property management fees for new properties and possibly entitling Directors to brokerage commissions;

•	property sales, which entitles our Advisor to disposition fees and possibly Directors to receive brokerage commissions;

•
property acquisitions, which entitles our Advisor to acquisition fees, possibly entitle affiliates to property management fees on new properties and possibly entitle Directors to receive brokerage commissions; and

•
borrowings to acquire properties, which may increase the acquisition and management fees payable to our Advisor, possibly entitle affiliates to property management fees on new properties and possibly entitle Directors to receive brokerage commissions.

Risks Related to Investments in Real Estate

Our performance could be adversely affected by the general risks involved in real estate investments.

Our results of operation and financial condition, the value of our real estate assets, and the value of an investment in us are subject to the risks normally associated with the ownership and operation of real estate properties, including, among others:

•	Fluctuations in occupancy rates, rent schedules and operating expenses, which can render the sale or refinancing of a real estate investment difficult or unattractive;

•	The validity and enforceability of leases, financial resources of the tenants, tenant bankruptcies, rent levels and sales levels in the local areas of the investments;

•	Perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are located;

•	Ability to provide adequate management, maintenance and insurance on our properties;

•	Adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions;

•	Supply and demand for properties such as our real estate investments, competition from properties that could be used in the same manner as our real estate investments;

•	Changes in interest rates and availability of permanent mortgage funds;

•	Changes in real estate tax rates and other taxes;

•	Changes in governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws; and

•	Hazardous material laws, uninsured losses and other risks.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations, make distributions to shareholders or achieve our investment objectives.

Market disruptions may significantly and adversely affect our financial condition and results of operations.

Our results of operations may be sensitive to changes in overall economic conditions that impact tenant leasing practices, such as increased unemployment, weakening of tenant financial condition, large-scale business failures and tight credit markets. Adverse economic conditions affecting tenant income, such as employment levels, business conditions, interest rates, tax rates, fuel and energy costs and other matters, could reduce overall tenant leasing or cause tenants to shift their leasing practices. In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. A general reduction in the level of tenant leasing could adversely affect our ability to maintain our current tenants and gain new tenants, affecting our growth and profitability. Accordingly, difficult financial and macroeconomic conditions could have a significant adverse effect on our cash flows, profitability and results of operations.

Lack of geographic diversity of our real estate investments could adversely affect our operating results if economic changes impact those real estate markets.

Geographic concentration of our properties may expose us to economic downturns in those areas where our properties are located. A recession in any area where we own several properties or interests in properties could adversely affect our ability to generate or increase operating revenues, locate and retain financially sound tenants or dispose of unproductive properties. In addition, it could have an adverse impact on our tenant’s revenues, costs and results of operations and may adversely affect their ability to meet their obligations to us. Likewise, we may be required to lower our rental rates to attract desirable tenants in such an environment..

To the extent that weak economic or real estate conditions affect  our targeted markets; other markets more severely than other areas of the country, our financial performance could be negatively impacted.

We face numerous risks associated with property acquisitions which could adversely affect our operating results.

Through our operating partnership, we acquire properties and portfolios of properties, which may include large portfolios in the future. Our acquisition activities and their success are subject to the following risks typically encountered in real estate acquisitions:

•
We may be unable, or decide it is not in our interests, to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs or purchasing an option to purchase;

•	We may be unable to obtain financing for acquisitions on favorable terms or at all;

•	Acquired properties may fail to perform as expected;

•	The actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•
Acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	We may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

These risks could have an adverse effect on our results of operation, our financial condition and the amount available for distribution to our shareholders.

We may invest in undeveloped real property, which requires us to pay expenses prior to receiving any income on the property.

We have the discretion to invest up to 10% of our total assets in undeveloped property. If we invest in undeveloped property, such property will not generate operating revenue while costs are incurred to develop the property and may generate other expenses including property taxes and insurance. In addition, construction may not be completed within budget or as scheduled and projected rental levels may not be achieved. In addition to the risks of real estate investments in general, an investment in undeveloped property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups. Therefore, we will not generate income on such property until development is completed and we begin leasing the property.

We may acquire multiple properties in a single transaction, which may adversely affect our operations through the inclusion of less desirable investments or financing requirements greater than we would otherwise be willing to incur.

Periodically, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple property acquisition does not close may be greater than in a single property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we can earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may increase the risk of adverse business results and negatively affect our results of operations.

We may invest in co-ventures, where our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of a real estate investment and lower our shareholders’ overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with our Advisor, its affiliates, our Directors, or third parties having investment objectives similar to ours in the acquisition of real estate investments. In such arrangements, we may be acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present where another party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our management and the Advisor from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers. Any of these risks could subject us to liabilities in excess of those contemplated and reduce our returns on that investment.

We could experience difficulties or delays renewing leases or re-leasing space, which will increase our costs to maintain such properties without receiving income.

We may derive a significant portion of our net income from rent received from our tenants. Our properties may include both residential as well as senior properties. If a tenant experiences a downturn in its business, loss of a job or disruption of a pension or other types of financial distress, it may be unable to make timely rental payments. If a significant number of tenants default on lease payments to us, it would cause us to lose the revenue associated with such leases and require us to find alternative sources of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If lease defaults occur, we may experience delays in enforcing our rights as landlord. Also, if our tenants decide not to renew their leases, terminate early or default on their lease, we may not be able to re-let the space or may experience delays in finding suitable replacement tenants. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income and ability to pay distributions to shareholders could be materially adversely affected. Further, if one of our properties cannot be leased on terms and conditions favorable to us, the property may not be marketable at a suitable price without substantial capital improvements, alterations, or at all.

We could face potential adverse effects if a commercial tenant is unable to make timely rental payments, declares bankruptcy or become insolvent.

If a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Delayed rental payments could adversely affect cash flow available for distribution. If a commercial tenant declares bankruptcy or becomes insolvent, it may adversely affect the income produced by our properties. If a tenant defaults, we may experience delays and incur substantial costs in enforcing our rights as landlord. However, if a tenant files for bankruptcy, we cannot evict the tenant solely because of such bankruptcy. If a court authorizes the commercial tenant to reject and terminate its lease with us, our claim against the tenant for unpaid future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease. In addition, it is unlikely that a bankrupt tenant would pay in full amounts it owes us under a lease. Additionally, we may be required to incur additional costs in the form of tenant improvements and leasing commissions in our efforts to lease the space to a new tenant, as well as lower our rental rates to reflect the declines in market rents. This shortfall could adversely affect our cash flow and results of operations.

If our reserves for making capital improvements on our real estate investments are insufficient, we may be required to defer necessary capital improvements which could negatively affect our revenues.

We will establish capital reserves on a property-by-property basis, as we deem appropriate. If we do not have enough reserves to cover the costs of capital improvements throughout the life of the real estate property and there is insufficient cash available from our operations, we may have to borrow funds or defer necessary improvements to the property. If we delay or do not make necessary capital improvements when needed, there are risks that the property may decline in value and may result in fewer tenants maintaining or renewing their leases and attracting new tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Properties will face significant competition for tenants, which could limit our profitability.

We will face significant competition from owners, operators and developers of similar real estate properties designed and dedicated to serve tenants with the same needs as the tenants that occupy or could occupy our properties we acquire in the same market. These competitors may have greater resources than we do, and may have other advantages that result from lower cost of capital and enhanced operating efficiencies. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we anticipate when we acquire a property. Our properties will experience competition from existing and planned projects, as well as newer developments located within the market area. We cannot assure that competitors will not develop similar properties in the area or not be able to negotiate better leases for existing or new properties which will adversely affect the profitability and viability of our properties.

Increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any residential properties that we will own or may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner occupied single- and multi-family homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Investments in real estate are illiquid, and we may not be able resell a property on terms favorable to us.

We intend to hold real estate properties until such time as our Advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or when our shareholders approve our termination and liquidation. Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our real estate properties on favorable terms. This may be a result of economic conditions, availability of financing, interest rates and other factors beyond our control. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate investments by their nature are often difficult or time consuming to liquidate. In addition, federal tax laws that impose a 100% excise tax on gains from sales of certain types of property sales by a REIT (generally, property viewed as being purchased for resale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our shareholders. These restrictions could adversely affect our ability to achieve our investment objectives.

Valuations and appraisals of our investments may not necessarily correspond to realizable value.

Our real estate properties will initially be valued at cost, which we expect to represent fair value at that time. Going forward, valuations may include appraisals of our properties periodically after the respective calendar year in which such property was acquired. The valuation methodologies used to value our real estate properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization and/or discount rate and projections of future rent and expenses based on appropriate analysis. Our investments in real estate related assets will initially be valued at cost, and thereafter will be valued periodically, or in the case of liquid securities, daily, as applicable, at fair value as determined by the Advisor in good faith. Although our valuation procedures are designed to determine the accurate fair value of our assets, appraisals and valuations of our real estate properties and valuations of our investments in real estate related assets will be only estimates of fair value and therefore may not correspond to realizable value upon a sale of those assets.

Uninsured losses related to real estate investments may adversely affect our results of operation.

We intend, and we may be required by lenders of mortgage loans or other financings, to obtain certain insurance coverage on our real estate investments. Either the property manager or the Advisor will select policy specifications and insured limits which it believes to be appropriate and adequate given the risk of loss, the cost of the coverage and industry practice. The nature of the tenants at the properties we hold, such as senior living facilities, may expose us and our operations to an increase in liability for personal injuries. There can be no assurance that such insurance will be sufficient to cover all liabilities. Some of our policies may be subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. Furthermore, insurance against certain risks, such as terrorism and toxic mold, may be unavailable or available at commercially unreasonable rates or in amounts that are less than the full market value or replacement cost of the properties. There can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of our investment in a property as well as the anticipated future cash flows from such properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. We may also be liable for any uninsured or underinsured personal injury, death or property damage claims, which could result in decreased distributions to shareholders.

The costs of complying with environmental laws and regulations may adversely affect our income and the cash available for shareholder distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. Some of these laws and regulations may impose joint and several liability on resident, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure our shareholders that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

We are liable for toxic and hazardous materials located on our properties, even if it occurred before we acquired the property.

Under federal, state and local laws, landowners are liable for the presence of toxic and hazardous materials on the property and the release of toxic and hazardous materials from the property to another regardless of fault or knowledge of such presence or release. A landowner may be held liable even if the toxic and hazardous materials were located on or released from the property before the landowner acquired the property or were discovered after the landowner sold the property. If a violation of the federal, state or local laws concerning toxic and hazardous materials occurs in connection with any of our properties, we will be held liable for all costs, including any fines and penalties assessed, which may be substantial. This potential liability will continue after we resell the property and may apply to toxic and hazardous materials present on any of our properties before we acquired them. There can be no assurance that the Advisor’s due diligence process will identify all environmental or other risks that could potentially adversely influence the value of any of the properties or that no material environmental claims will not be asserted or that a governmental authority will not conduct an inquiry or proceeding against us in connection with any of our properties. If losses arise from toxic and hazardous materials contamination that cannot be recovered from responsible parties, our financial viability may be substantially affected.

Discovery of toxic mold on our properties may adversely affect our results of operation.

Litigation and concern about indoor exposure to certain types of toxic molds have been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all mold and mold spores in the indoor environment. The difficulty in discovering indoor toxic mold growth could lead to a risk of lawsuits by affected persons and the risk that the cost to remedy toxic mold will exceed the value of the property. We will attempt to acquire properties where there is no toxic mold or where there has not been any proceeding or litigation with respect to the presence of toxic mold. However, we cannot provide assurances that toxic mold will not exist on any of our properties when we acquire the properties or will not subsequently develop on any of our properties.

The costs of compliance with the Americans with Disabilities Act and Fair Housing Act may reduce the return on our shareholders’ investment.

Under the Americans with Disabilities Act of 1990 (ADA), public accommodations must meet certain federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers at significant costs, and could result in the imposition of fines by the federal government or an award of damages to private litigants. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. State and federal laws in this area are constantly evolving, and could evolve in such a way that a greater cost or burden will be placed on us. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire compliant properties or allocate responsibilities in such manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce the amount of distributions to our shareholders.

We also must comply with the Fair Housing Amendment Act of 1988 (FHAA), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural access barriers to the handicapped in a community, including the interiors of apartment units covered under the FHAA.

Recently there has been heightened scrutiny of compliance of the ADA and FHAA by multifamily housing communities, and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the ADA and FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

We own age-restricted community properties, and we may incur liability by failing to comply with the FHAA, the Housing for Older Persons Act or certain state regulations, which may affect cash available for distributions.

All of the age-restricted community properties we own or acquire in the future must comply with the FHAA and the Housing for Older Persons Act (HOPA). The FHAA prohibits housing discrimination based upon familial status, which is commonly referred to as age-based discrimination. However, under HOPA there are exceptions for housing developments that qualify as housing for older persons. In order for housing developments to qualify as housing for older persons, HOPA requires all residents of such property be 62 years of age or older or at least 80% of the occupied units are occupied by at least one person who is 55 years of age or older. HOPA also requires that property publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development for verification of occupancy. In addition, certain states require that age-restricted housing community properties register with the state. Noncompliance with the FHAA, HOPA and state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

We may acquire property is “AS IS,” which increases the risk of an investment that requires us to remedy defects or costs without recourse to the prior owner.

In the future, we may acquire real estate properties “as is” with only limited representations and warranties from the property seller regarding matters affecting the condition, use and ownership of the property. As a result, if defects in the property (including any building on the property) or other matters adversely affecting the property are discovered, we may not be able to pursue a claim for any or all of its damages against the property seller. Such a situation could negatively affect our results of operations.

We may engage in leaseback transactions, which involve risks including a failure to qualify as a REIT.

In the future, we may purchase real estate properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transactions to be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. If any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, interest and penalties could be assessed by the IRS and it is possible that, under some circumstances, we could fail to qualify as a REIT as a result.

We rely on affiliated and outside property managers to properly manage and lease our properties.

The Advisor and an affiliate of the Advisor serve as our main property managers, and the Advisor has hired and intends to hire other affiliates and/or third parties to serve as additional property managers, to manage our properties and act as leasing agents to lease vacancies in our real estate properties. These property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not, and the Advisor will not as to its affiliates and third party property managers, supervise any of the property managers or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and their ability to lease vacancies in our properties. Any adversity experienced by our property managers could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives.

Risks Related to Investments in Real Estate Related Assets

Currently, we do not intend to invest in real estate related assets, and our investment portfolio contains only -0%- percent of real estate related assets. However, if in the future we do invest in real estate related assets, the following risk factors would apply.

Investments in real estate related equity assets could involve higher risks than other investments, which could adversely affect our operations and ability to make distributions.

We may invest in common and preferred stock of both publicly traded and private real estate companies, including REITs, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate discussed in this Form 10, including risks relating to rising interest rates.

The value of real estate related securities may be volatile and could cause the value of the trust’s shares to fluctuate, adversely affect our business operations and our ability to make distributions.

The value of real estate related securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer or multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the structure and amount of cash flow generated by the REIT. Fluctuations in value of securities offered by the trust may cause the value of the trust shares to vary regardless of the performance of the trusts real estate assets, adversely affect our business operations and our ability to make distributions.

Investments in commercial mortgage-backed securities have similar risks to mortgage loans, and we could be adversely affected if the value of such investments decrease due to repayment changes or non-payment.

Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we may invest in will be subject to all the risks of the underlying mortgage loans, including the risks of prepayment or non-payment.

The value of commercial mortgage-backed securities may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage- backed securities also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.

Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Certain subordinate commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater risk than those commercial mortgage-backed securities that are more highly rated.

Investments in mortgage instruments could adversely affect our business operations if the values of the underlying properties decrease or there are repayment defaults.

If we make investments in mortgage loans, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local, national and global economic conditions; economic conditions affecting real estate values; changes in specific industry segments; tenant defaults and lease expirations; financial condition of tenants; changes in use of property; shift of business processes and functions offshore; declines in regional or local real estate values, or rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; competition from comparable types of properties and property management decisions.

If we acquire a property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease. Further, seeking available remedies could be a time-consuming and expensive process and would increase the costs associated with holding such mortgage and reducing our cash available for distributions to our shareholders.

If there are delays in liquidating defaulted mortgage loan investments, we could be required to incur additional expenses to pursue such remedies, which could adversely affect our operations.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan. Therefore, we may experience a delay in liquidating the investment and return of the funds to invest in new investments.

Investments in mezzanine loans may involve higher risks, and we may not be able to obtain full recourse if the investment becomes unsecured or the assets of the entity providing the pledge become insufficient to satisfy the loan.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Investments subject to interest rate risks may decline in value due to changes in the market interest rates, which could adversely affect the value of our assets.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value due to changes in market interest rates. When market interest rates rise, the fair value of such securities tend to decline, and vice versa. Our investment in such securities means that the net asset value and market price of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled. If this occurs, we may be forced to reinvest in lower yielding securities. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

Investments in illiquid investments could adversely affect the value of our assets if we are unable to resell the investments when desired to protect ourselves from changes in market or economic conditions.

We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. Any mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Liquidation prior to the maturity of our real estate securities investments could require us to sell on unfavorable terms and for a lower price than anticipated if held to maturity.

Our Board of Directors may choose to liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss during a time when prevailing interest rates are higher than the interest rates of such mortgage loans, whereby we would sell such investments at a discount to their stated principal values.

Risks Related with Our Indebtedness and Financing

Current market conditions could adversely affect our ability to obtain financing.

If we become  a REIT, we will be required to distribute at least 90% of our taxable income (excluding net capital gains) to our shareholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties or to sell other properties. We may incur mortgage debt and pledge some or all of our properties as security for that debt in order to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source of funds.

Market fluctuations and disruptions in the credit markets could significantly affect our ability to access capital. Recent bankruptcy, insolvency or restructuring of certain financial institutions have negatively impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of various types of debt financing. It has also resulted in the tightening of underwriting standards by lenders and credit rating agencies and a significant inventory of unsold collateralized mortgage backed securities in the market. Reductions in our available borrowing capacity, or inability to establish a credit facility when required or when business conditions warrant, could then limit the number, size and quality of properties we could acquire or the amount of improvements we could make on acquired properties, which could materially affect our ability to achieve our investment objectives and may result in price or value decreases of our real estate assets.

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We may obtain mortgage loans on many of our properties so that we can use our capital to acquire additional real estate properties and make improvements on the properties. However, we may not incur indebtedness of more than 300% of our net assets, unless such excess is approved by a majority of our Directors. High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to shareholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our shareholders’ investment. For tax purposes, a foreclosure on any of our properties will be treated as: (1) if the foreclosed debt is nonrecourse, a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage or (2) if the foreclosed debt is recourse, a sale of the property for a purchase price equal to its fair market value and as cancellation of debt income to the extent, if any, that the outstanding debt balance exceeds the fair market value. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of our operating partnership, whereby we will be responsible to the lender for satisfaction of the debt if it is not paid by our operating partnership. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our shareholders will be adversely affected.

We may face difficulties in refinancing loans involving balloon payment obligations.

Some of our mortgage loans may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing, to refinance the debt or our ability to sell the particular property. If we try and refinance the debt, we may not be able to obtain terms as favorable as the original loan. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rate that will be obtained upon refinancing in subsequent years may be higher than that of the original loan. If we are not able to refinance the debt, or on acceptable terms, we may be required to sell the mortgaged property at a time which may not permit realization of the maximum return on such property. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

Lenders may require restrictive covenants relating to our operations, which may adversely affect our flexibility and our ability to achieve our investment objectives.

Some of our mortgage loans on our properties may impose restrictions on us that affect our distribution and operating policies, our ability to incur additional debt and our ability to resell interests in the property. Loan documents may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, replace the Advisor or the property manager, or terminate certain operating or lease agreements related to the property. Such restrictions may limit our ability to achieve our investment objectives.

Increases in interest rates on variable rate debt incurred by us will reduce cash available for distribution to our shareholders.

If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and the 95% gross income tests. If applicable, there also are rules for disregarding income for purposes of the 75% and the 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions likely will be treated as nonqualifying income for purposes of both the 75% and the 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge liabilities through tax-efficient means.

The REIT provisions of the Code substantially limit our ability to hedge liabilities. Because we conduct substantially all of our operations through our operating partnership, any income from a hedging transaction that is entered into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets will not constitute gross income to us for purposes of the 75% or 95% gross income test. To the extent our operating partnership enters into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income to us for purposes of the 75% and 95% gross income tests. As a result, we may be required to limit the operating partnership’s use of advantageous hedging techniques or to implement hedges through certain taxable corporations. This could increase the costs of hedging activities because any taxable corporation would be subject to tax on gains or expose the operating partnership to greater risks associated with changes in interest rates than is otherwise desirable. In addition, losses of a taxable corporation will generally not be deductible by the operating partnership and will generally only be available to offset future taxable income of such corporation.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership to contributors of property. If we enter into such transactions, in order to induce the property owners to accept limited partnership units rather than cash, it may be necessary for us to provide them with additional incentives. For instance, our operating partnership’s Agreement of Limited Liability Limited Partnership (“LLLP Agreement”) provides that any holder of limited partnership units may exchange such units for our shares on a one-for-one exchange basis.

We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for our shares or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation or seek short-term financing. Furthermore, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or our shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Risks Related to Our Structure

There are limitations on ownership of our common shares of beneficial interest, which could discourage a takeover transaction even if it is beneficial to our shareholders.

Our Amended Articles of Incorporationprovides that no person may own more than 9.9% of our outstanding common shares of beneficial interest. Even if a shareholder did not acquire more than 9.9% of our shares, the shareholder may become subject to such restrictions if redemptions by other shareholders cause the holdings to

Exceed  9.9% of our outstanding shares. This limitation may have the effect of delaying, deferring or preventing a transaction or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our shareholders, even if it would be in the best interest of our shareholders. The ownership limits and restrictions on transferability will continue to apply until our Board of Directors determines that it is no longer in our best interest to continue to qualify or seek to qualify as a REIT.

Our shareholders may experience dilution if we or our operating partnership issues additional securities.

Our shareholders do not have preemptive rights to any shares issued by us in the future. If we sell additional shares in the future to raise capital, issue additional shares pursuant to a distribution reinvestment plan or issue shares in exchange for limited partnership units pursuant to our intended exchange rights under the LLLP Agreement of our operating partnership, our shareholders will experience dilution of their equity investment in us. In addition, if our operating partnership sells additional securities or issues additional securities in connection with a property acquisition transaction, we would, and indirectly our shareholders would, experience dilution in its equity position in the operating partnership.

Our shareholders have limited control over our operation, and the Board of Directors has the sole power to appoint and terminate the Advisor.

Our Board of Directors has the sole authority to determine our major policies, including our policies regarding financing, growth, investment strategies, debt capitalization, REIT qualification, distribution, and to take certain actions including acquiring or disposing of real estate and real estate related investments, distribution declaration and the election or removal of the Advisor. Our shareholders do not have the right to remove the Advisor, but have the right to elect and remove Directors. Under the Amended Articles of Incorporation, our Directors may not do the following without the approval of the holders of a majority of the outstanding common shares of beneficial interest:

•	Amend the Amended Articles of Incorporation, except for amendments which do not adversely affect the rights, preference and privileges of shareholders;

•	Sell all or substantially all of our assets other than in the ordinary course of business or in connection with a liquidation and dissolution;

•	Conduct a merger or other reorganization of the trust; or

•	Dissolve or liquidate us.

In addition, the shareholders have the right, without the concurrence of the Board of Directors, to terminate the Corporation and liquidate our assets or amend the Articles of Incorporation.

Shareholders will have a limited role in determining our investments and must rely on our Advisor and oversight by the Board of Directors.

For future acquisitions identified by our Advisor, the Board of Directors has the authority to approve such investment acquisitions without shareholder approval. Therefore, shareholders will not be able to evaluate the terms of future investment acquisitions, their economic merit or other relevant financial data before we acquire such investments. The shareholders must rely entirely on the oversight of our Board of Directors, the management ability of our Advisor and the performance of the property managers.

We may issue common shares of beneficial interest with more favorable terms than the outstanding shares without shareholder approval.

Under our Amended Articles of Incorporation, our Board of Directors has the authority to establish more than one class or series of shares and to fix the relative preferences and rights regarding conversion, voting powers, restrictions, limitations as to dividends and other distributions, and terms or conditions of redemption of such different classes or series without shareholder approval. Thus, our Board could authorize the issuance of a class or series of shares with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our outstanding common shares of beneficial interest. Such class or series of shares could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our shares, even if it would be in the best interest of our shareholders.

Shareholders could incur current tax liability on distributions they elect to reinvest in our stock, and may have to use separate funds to pay their tax liability.

If we implement a distribution reinvestment plan and our shareholders participate in such a plan, the shareholders will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our shareholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless shareholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares received.

Our Directors, officers, Advisor and its affiliates have limited liability to us and our shareholders, and may have the right to be indemnified under certain conditions.

Our Amended Articles of Incorporationprovides that our Directors, officers, Advisor and its affiliates will not be held liable for any loss or liability suffered by the us if: (1) the Director, officer, Advisor or its affiliate determines in good faith that its actions or inactions were in the best interest of the trust, (2) such actions were taken on behalf of the trust and (3) such liability or loss was not the result of: (a) negligence or misconduct by a Director (other than an independent Director), the Advisor or its affiliate or (b) gross negligence or willful misconduct by an independent Director. Moreover, we are required to indemnify our Directors, officers, the Advisor and its affiliates, subject to limitations stated in the Amended Articles of Incorporation. As a result, we and our shareholder have limited rights against our Directors, officers, the Advisor and its affiliates than might otherwise exist under common law, which could reduce our and our shareholders’ recovery from these persons. In addition, we may be obligated to fund the defense costs incurred by such parties in some cases, which would decrease the cash otherwise available for distributions to our shareholders.

There may be conflicts of interest between us and our shareholders on one side and our operating partnership and its limited partners on the other side.

Our Directors and officers have duties to us and our shareholders in connection with their management of the corporation. At the same time, we, as general partner will have fiduciary duties to our operating partnership and its limited partners in connection with the management of the operating partnership. Our duties as general partner of the operating partnership may come into conflict with the duties of our Directors and officers to the Corporation and our shareholders. The LLLP Agreement of our operating partnership will expressly limit our liability for monetary damages by providing that we will not be liable for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, our operating partnership is required to indemnify us and our Directors and officers from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material and committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. The LLLP Agreement also provides that we will not be held responsible for any misconduct or negligence on the part of any agent appointed by us in good faith.

If we are deemed to be an investment company under the Investment Company Act, our shareholders’ investment return may be reduced.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) based on exceptions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	Limitations on capital structure;

•	Restrictions on specified investments;

•	Requirements that we add directors who are independent of us, our Advisor and its affiliates;

•	Restrictions or prohibitions on retaining earnings;

•	Restrictions on leverage or senior securities;

•	Restrictions on unsecured borrowings;

•	Requirements that our income be derived from certain types of asset;

•	Prohibitions on transactions with affiliates; and

•	Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Registration as an investment company would be costly, would subject us to a host of complex regulations, and would divert the attention of management from the conduct of our business. If the SEC or a court of competent jurisdiction were to find that we are required, but in violation of the Investment Company Act had failed, to register as an investment company, possible consequences include, but are not limited to, the following: (i) the SEC could apply to a district court to enjoin the violation; (ii) our shareholders could sue us and recover any damages caused by the violation; (iii) any contract to which we are party that is made in, or whose performance involves a, violation of the Investment Company Act would be unenforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the Investment Company Act; and (iv) criminal and civil actions could be brought against us. Should we be subjected to any or all of the foregoing, we would be materially and adversely affected.

There is no public trading market for our shares, nor do we expect one to develop, which may negatively impact a shareholders ability to sell their shares and the price at which shares may be sold.

There is no public market for the shares. In addition, the price shareholders may receive for the sale of their shares is likely to be less than the proportionate value of our investments. If our shareholders are able to find a buyer for their shares, they may have to sell them at a substantial discount from the price they purchased the shares. Consequently, shareholders may not be able to liquidate their investments in the event of emergency or for any other reason. Therefore, ownership of our common shares is a long-term investment.

Shareholders may not be able to have their shares redeemed under the Share Redemption Program, and if shareholders do redeem their shares, they will not receive the current value of the shares.

We will adopte a share redemption program. However, there can be no assurance that we will have sufficient funds available at the time of any request to honor a redemption request. In addition, our Board of Directors may terminate the program at any time without shareholder approval. Shares redeemed under this program may be purchased at a discount to the current price of the shares or to the price paid for such shares by the shareholder, based on the amount of time such shares were held before being redeemed. Therefore, shareholders may not receive the amount they paid for the shares and may receive less by selling their shares back to us than they would receive if they were to sell their shares to other buyers.

There will be transfer restrictions on the shares, and we do not plan to register the shares for resale.

We have not registered our shares under federal or state securities laws, but rather we have sold the shares in reliance on exemptions under applicable federal and state securities laws Therefore, the shares may be “restricted securities” and may not be resold unless they are subsequently registered under the 1933 Act and applicable state securities laws or pursuant to exemption from such registration requirements or may have other transfer restrictions based on the exemption relied on for the sale of the shares. We are not obligated to, nor do we currently plan to, register the shares for resale.

The business of SHEARSON is subject to numerous specific additional risk factors, including the following:

SHEARSON has a limited operating history with no revenue, minimal assets and operates at a loss. SHEARSON has had neither operating history nor any revenues or earnings from operations, since 2001.

SHEARSON has no significant assets or financial resources.   SHEARSON has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. There is no assurance that SHEARSON will ever be profitable.

The Board of Directors authorized the development of a Business Plan and  implementation documention to qualify as a Real Estate Investment Trust (REIT).

For the Company to qualify as a REIT it must qualify under the IRS Code Section 857.   The Company has not sought approval nor does it believe that it currently qualifies as a REIT.   Under the IRS Code the Company, among other requirements, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

Possible classification as a penny stock.  Shearsons’s securities may be classified as a penny stock depending upon their market price and the manner in which they are traded.   The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange.   For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

If the Company qualifies as a REIT in its own right, the IRS Code requires that no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year.   Consequently there would be a change in the current control and management under these circumstances. We currently have 250,000,000 authorized shares of common stock and 20,000,000 shares of preferred stock. As of the date of this registration statement, we have 52,518,999 shares of common stock outstanding, 0 shares of preferred stock outstanding and 4,250 treasury shares issued. We will be able to issue significant amounts of additional shares of common stock without obtaining stockholder approval, provided we comply with the rules and regulations of any exchange or national market system on which our shares are then listed. As of the date of this registration statement, we are not subject to the rules of any exchange that would require stockholder approval. To the extent we issue additional common stock in the future, existing stockholders will experience dilution in percentage ownership.

The Company’s management is not required to and do not devote their full time to the affairs of the Company. Because of their time commitments to SHEARSON, as well as the fact that we have no business operations, our managers anticipate that they will not devote a significant amount of time to the activities of the Company, except in connection with identifying a suitable acquisition target business or property to acquire and develop.

The amount of time spent by Management on the activities of SHEARSON is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Management will actually be required to spend to review suitable target companies.

To date, there has been only a limited public market for our common stock. Prior to our deregistration our common stock was quoted on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

OVERVIEW

Since SHEARSON became inactive after the events of September 11, 2001 the Company has had no business operations. On October 16, 2009 PSA commenced its development stage company status and changed its name to Shearson American REIT, Inc. for the sole purpose of becoming a real estate investment trust, or “REIT,” that will invest primarily in institutional-quality multi-use and multi-family properties located in the United States. In addition, we may invest in other real estate equity investments including, but not limited to, properties located outside of the United States and ground leases. We wish to be a fully integrated global Real Estate Investment Trust that will acquire, develop, own, operate and sell real estate, but have not yet established a specific underwriting standard acquisition profile, for the execution, of our investment strategy.  While it is possible that capital gains may be realized from future sale of properties acquired by the Company, the primary source of revenue to SHEARSON will be from rental income from the properties.

SHEARSON intends to acquire properties for cash, partial cash or finance the acquisitions under the HUD or GNMA insurance and guarantee programs.  Financing will not exceed 90% of the value of any one property at the date of financing. The Company will limit mortgages on any one property to a single first mortgage. The Company intends to limit the percentage of  investment in any specific property to 10% of the Company’s assets.

The following discussion of the financial condition and results of operations of SHEARSON should be read in conjunction with the financial statements and notes thereto included elsewhere in this Form 10. This discussion contains forward-looking statements which involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Part 1 — Item 1A. Risk Factors.”

RESULTS OF OPERATIONS

For the three, and six months ended June 30, 2012 and 2011 our operations consisted of the following:

Revenues. We had no revenues for the three or six months ended June 30, 2012 and 2011, and we do not presently have any revenue generating business.

General and administrative expenses. General and administrative expenses consist primarily of legal and accounting services and travel costs. General and administrative expenses for the three and six months ended June 30, 2012 and 2011 were $8,000 and $(337), $9,500 and $2,589, respectively.

Interest expense. Interest expense for the three and six months ended June 30, 2012 and 2011 was $6,734 and $6,260, $13,470 and $12,520, respectively. Interest expense consists principally of interest on a judgment against the Company as further detailed in Note 3 in the Notes To Financial Statements contained in this filing.

For the year ended December 31, 2011 as compared to the year ended December 31, 2010.

Revenues and Cost of revenues. Since becoming inactive after the events of September 11, 2001, PSA has not generated any revenue and has not incurred any cost of revenues.

General and administrative expenses. General and administrative expenses for the year ended December 31, 2011 were $30,589 as compared to $94,599 in 2010 and consist primarily of filing costs and travel and entertainment costs and professional fees in both years. The decrease in 2011 results principally from a decrease in professional fees.

Other (expense) income. Interest expense of $17,637 and $22,544 was incurred for the years ended December 31, 2011 and 2010. The interest expense incurred was principally accrued on an outstanding judgment of $100,501 against the Company. Refer to Item 3, Legal Proceedings for further details.

Liquidity and Capital Resources

SHEARSON has not generated any revenue since the events of September 11, 2001. As a result, the Company’s primary source of liquidity prospectively will be from equity sources. There is no assurance that any such equity sources will be available or available on the terms favorable or acceptable to the Company.  Additionally, our ability to obtain such funds may be made more difficult due to the current global financial crisis and its effect on the capital markets.

On January 26, 2010, the Company received notice from the U.S. Securities and Exchange Commission in connection with an Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).  The IAP was instituted since the Company had been deficient in complying with the Company’s obligations under Exchange Act for several years. Specifically, the Company failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007.   In addition, the Form 10-Ks for the years ended December 31, 2008 and 2009 were not filed timely.   In addition, the Form 10-Qs for 2001 through 2009 were not filed.   As a consequence of the Company’s failure to file these reports, all of the Company’s securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act which, in part, prohibits broker dealers from effecting transactions in the Company’s securities until the securities are registered.   Since the Company has not been active and has not attempted to raise capital, the deregistration has had no current impact on the Company’s liquidity or capital resources. However, the deregistration will have negative impact on the future liquidity and the Company’s ability to access capital resources. Accordingly, the Company has filed this registration statement with the Securities and Exchange Commission.

ITEM 3.	PROPERTIES

We neither rent nor own any properties, including institutional-quality multi-use and or multi-family properties located in or out of the United States. We wish to be a fully integrated global Real Estate Investment Trust that will acquire, develop, own, operate and sell real estate, but have not as yet established a specific underwriting standard acquisition profile, for the execution, of  our investment strategy.   We utilize the office space and equipment of a principal shareholder at no cost.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the shareholdings, as of March 30, 2011 of the Company’s current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity which are currently exercisable or may be exercised within 60 days of March 30, 2011):

Name and Title	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1), (2)

Dos Williams Senior VP, Construction and Development 1059 Redondo Boulevard Los Angeles, CA 90019	-0-	-0-

Everado A. Hegewish Independent Director*	-0-	-0-
5295 Caminito Exquisito
San Diego, CA. 92131

Ernst Schoenbaechler Independent Director*	-0-	-0-
4747 N. 7th Street, Suite 170
Phoenix, AZ 85014

Herman Williams, M.D. Independent Director*	-0-	-0-
17 Champions Way
San Antonio, Texas 78258

Don McVay General Counsel	-0-	-0-
P.O. Box 103
Rancho Sante Fe, CA. 92067

WJS Irrevocable Trust	49,533,086	94.32%
John Williams, Trustee
1059 Redondo Boulevard
Los Angeles, California 90019

John Williams	-0-	-0-
Board of Directors Chairman and CEO
1059 Redondo Boulevard
Los Angeles, California 90019

Richard Orcutt	-0-	-0-
President, Chief Operating Officer and Director
2509 Dakota Rock Drive,
Ruskin Florida 33570

Jonathan Shatz Treasurer, Chairman of the Audit Committee and Independent Director	-0-	-0-
11007 Long Boat Drive
Cooper City, Florida 33026

Patrick Galvin	-0-	-0-
Director
6131 Paseo Arbolado
Rancho Santa Fe, California 92067

All Officers, Directors	-0-	-0-
As a Group (9 persons)
__________________
(1)	Percentages based upon 52,515,749 shares of the Company’s common stock outstanding as of March 30, 2011.

(2)	Ownership control has not changed since the last Form 10-Q was filed with the SEC for the Second Quarter of 2001.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

As of June 30, 2012, the officers and directors of the Company were:

The following table sets forth certain information concerning the individuals who will be our executives and directors upon completion of this offering and our formation transactions:

Name Position

John Williams Chairman of the Board of Directors, CFO Richard Orcutt President and Director

Johnathan Shatz Treasurer, Chairman of the Audit Committee and Independent Director

Dos Williams Senior VP, Construction and Development

Everado A. Hegewish Independent Director*

Patrick Galvin Independent Director*

Ernst Schoenbaechler Independent Director*

Herman Williams, M.D. Independent Director*

Don McVay General Counsel

* Independent within the meaning of the OTCBB listing standards. It is expected that this individual will become a director immediately after completion of this offering.

Biographical Summaries of Executives

John Williams has served as a Director of the Shearson REIT since its inception and as Chairman since 2002. Mr. Williams has served as the Shearson REIT's CEO from December, 2000 to 2011. He is also Managing Director of John Williams and Partners, an architectural, civil engineering and construction management firm and has been with the firm since 1958. The firm has been certified as a minority business enterprise with the Department of Transportation, the City of Los Angeles, the L.A. Unified School District, Caltrans and the Department of Airports. Mr. Williams, AIA/NOMA, graduated from the University of Southern California with a Bachelor of Architecture Degree in 1955. He has been a member of the American Institute of Architects since 1958. Among his most noteworthy design accomplishments have been The Bradley International Terminal (LAX), The Willowbrook Shopping Center, and more than one hundred other projects from redevelopment projects to master planned communities; which included working drawings for mid-rise to high-rise residential and commercial, schools, government and public buildings. As a result of these and other professional experiences, Mr. Williams possesses particular knowledge and experience in key aspects of the real estate business.

Richard Orcutt has served as President of the Shearson American REIT since October, 2009. For 22 years Mr. Orcutt built and managed sales organizations opening offices both domestically and internationally. From 2004 to present Mr. Orcutt has served as Head of Sales with the startup Iovation, Inc. where he is directly responsible for generating all sales revenue. Iovation, Inc.'s products for Intel and SAP Software have been very successfully marketed to financial institutions. He graduated from Northern Illinois University with a B.S. degree in Education in 1973. Mr. Orcutt was the eighth employee for start-up Inacom, Inc. and served from 1983 to 1997. During that time the company grew to $4 billion and he was promoted four times to Regional Vice President. Mr. Orcutt created a sales management model, directed sales efforts, and business development activities and strategies that built Inacom into a $4 billion business.

Mr. Orcutt possesses particular knowledge and experience in business development, strategic planning and team building that strengthens the Shearson American REIT and Board's collective qualifications, skills and experience.

Jonathan Shatz is a Chartered Financial Accountant with extensive Big-4 accounting firm experience and tax lawyer with international accounting and tax compliance expertise. For the last 6 years he has been in private practice, as a consultant. He has also served as the Former Senior Manager in the Ernst & Young Banking Group and the Price Waterhouse External Audit and Tax Group, Former Practice Director for a professional services firm providing internal audit, risk management and SOX compliance for public companies. He has also Provided Sarbanes Oxley compliance work and prepared SEC filings (10Q's, 10K's, and 8K's) for Fortune 100 companies in advertising, healthcare, technology, and fire and security industries.

Dos Williams is a registered professional civil engineer and licensed General Contractor. Mr. Doss has had over 25 years in project management and construction administration in commercial, residential and multimillion dollar projects. From 1989 - 1993 Mr. Doss worked as the project manager at Jones Construction on the construction of UCLA'S $125 million, 200,000 sq. ft. Out Patient Care facility bringing the project in on time and within budget. Mr. Williams is currently employed as a Project Manager/Superintendent for Grace Builders in Los Angeles, CA and since 1993 has owned his own construction firm specializing in residential and commercial renovations as well as new construction.

Everardo Hegewisch attended Colegio Aleman Alexander Von Humboldt and Universidad Anahauac in Mexico City attaining a Bachelor of Science Degree in Business Administration. During his tenure at college, he provided Paralegal Work for Rocha y Hegewisch Law Firm for two sessions. Mr. Hegewisch currently has a Real Estate Development Company whereby he owns and develops real estate in Mexico. One of his passions is the school he owns and operates in Del Mar California. It is a professional Jumping Competition School and Training facility. He and his students compete on a worldwide basis. Mr. Hegewisch rode for Mexico at the Pan American Games in 1987. He also rode on the Mexican Olympic Team during the 1988 Olympics.

Patrick Galvin has been an independent director since March 2010. Mr. Galvin has worked as a California licensed real estate agent for The Sterling Company, since 2008. He was a licensed real estate agent for Sotheby's International from 2006 through 2008. As a California and Irish Licensed Real Estate Agent (European Union), he has 34 years of experience representing clients in international and domestic real estate and finance transactions, with significant recent success in the multi-family housing market. Mr. Galvin has served as a developer, investor and realtor/auctioneer in the United States and Ireland. For 13 years (from 1992 to 2005) he worked for Prudential of California Realty where he consistently ranked in the top 1% of agents in the nation. Additionally, during his time at IFM Properties as Director of Real Estate Acquisitions (1988 to 1991) he handled market research and perceived consumer demand while building, servicing and managing 28 family-style restaurants. He was a senior partner at Hamilton & Hamilton Estates, Dublin, Ireland from 1985 to 1987. He has a Masters degree from University College, Dublin. As a result of these and other professional experiences, Mr. Galvin possesses particular knowledge and experience in key aspects of real estate investments, financing and management that strengthen the Board's collective qualifications, skills and experience.

Ernst Schoenbaechler has over 38 years of experience in the banking industry. As a senior manager he was responsible for capital market business, securities, foreign exchange and money markets where he positioned Bankers Trust AG, Zurich, in the Swiss Capital Markets. In 1985 he founded his own finance company in Pfaeffikon, Switzerland, with subsidiaries in Canada and Luxemburg and became a pioneer in the then booming primary capital markets focused on trading for Asian borrowers. Later, his company concentrated more on venture capital deals and private placements. Since 2004, he has been an independent financial consultant working with various public companies. Mr. Schoenbaechler has also held positions at Credit Suisse, Clariden Bank, UBS, Citibank and Manufacturers Hanover Trust. Mr. Schoenbaechler has over the years served as a board member on several public and private companies in Canada, the United States and Switzerland."

Herman Williams, M.D. currently holds the position of Vice President for Medical Affairs (VPMA) at Vanguard Health Systems in Nashville, Tennessee. Previously, he served as Chief Medical Officer (CMO) for the five hospitals Baptist Health System in San Antonio, Texas. As a consultant for Arthur Anderson he was appointed to the position of Senior Manager for the Healthcare consulting practice. He was also a regular faculty for the Greeley Company national lecture circuit. While at VPMA he oversees 2700 physicians, has clinical management of 2000 beds, and implemented the full McKesson suite as well as many more initiatives. Dr. Williams earned his Bachelor of Arts (B.A.) degree in Psychology at Amherst College in Amherst, Massachusetts. He has a Master of Public Health (M.P.H.) degree in Health Policy and Management from Harvard University School of Public Health in Boston, Massachusetts and a Master of Business Administration (M.B.A.) from the Washington University Foster School of Business in Seattle, Washington. He graduated with honors and earned his Doctor of Medicine (M.D.) degree from Boston University School of Medicine in Boston, Massachusetts. Herman also attended the prestigious Orthopedic Surgery Trauma Program at University of Washington, Seattle, Washington.

Donald McVay currently serves as Senior Partner at Rancho Santa Fe Law Group, APC  Founder, Chairman of the Organizing Committee, and Founding Chairman of the Board of Directors at 1st Pacific Bank In the past he served as Senior Tax Attorney at Centara Capital , Senior Vice President of Private Bank at Bank of America  and as Senior Partner at Alliance Legal Group. In summary he has 20 years of experience in advising small businesses, real estate developers, high net worth individuals and foundations with respect to their tax and estate planning, trusts, investments, credit and other wealth management issues.  19 years of experience in private law firms representing businesses and their owners with business and tax issues, including shareholder agreements, mergers and acquisitions, stock offerings, venture capital structuring and secured transactions.   20 years of experience in practicing transactional, tax, real estate and securities law with large law firms in Birmingham, MI, Manhattan, NY, and San Diego, CA. 10 years of substantial experience in advanced tax and estate planning, asset protection, software and licensing agreements, syndications, structuring and drafting complex business agreements and transactional real estate matters.   5 years of experience in financial services and private banking.  He specializes in Estate Planning, Taxation, Asset Protection, Business Transaction, Business Litigation. Civil Litigation, Banking and Finance. Senior Partner Alliance Legal Group, 1990 2005 (15 years).   Representing various scales of business and their owners.   Focus on business law, employment law, taxation, corporate and transactional matters, asset protection and estate planning.   Business Litigation, employment litigation (Sex Harassment, wrongful termination).Senior Attorney,   Ross, Dixon & Bell, LLP Partnership; 51-200 employees; Law Practice industry.  1987 1990 (3 years),   Represented public traded and private businesses, foundations, non-profit organizations, real estate developers for their real estate, corporate taxation, employment and business matters. Attorney,  Higgs Fletcher & Mack Partnership; 51-200 employees; Law Practice industry.  1984 1987 (3 years).  Lead the firm's syndications department in tax oriented investments (real estate, farming, horses, etc. Attorney, with Rogers & Wells, 1981 1984 (3 years).   Worked on over 50 public and private syndications in excess of $500,000,000 underwritten by Merrill Lynch, primarily involving real estate or tax credits, including transactional real estate, land use entitlements, tax and securities.

New York University School of Law, LL.M., Taxation, 1980 – 1981, University of Michigan Law School, Juris Doctor, Law 1974 – 1977, Michigan State University, Bachelor, Business Administration and Finance, 1970 – 1974

Prior to June 30. 2012 and as of March 30, 2011, the officers and directors of the Company were:

Name:	Age	Position

John Williams	88	Chairman of the Board of Directors and CEO and Chief Financial Officer
Richard Orcutt	56	President, Chief Operating Officer and Director
Jonathon Schatz	50	Independent Director
Patrick Galvin	59	Independent Director

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The executive officers serve at the pleasure of the Board of Directors.

There are no agreements with respect to electing directors or selecting officers. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person. There are no family relationships among our executive officers and directors.

During 2009 John Williams was the Company's sole Director and Officer, positions he has held since December, 1994, and as such served as the responsible individual for nominations on behalf of the Company. On October 16, 2009 the Company added Richard Orcutt, James Angelakis and Jonathan Shatz as additional officers and directors.   In March 2010 the Company added Patrick Galvin as a Director.   Mr. Angelakis resigned as Secretary and from the Board in August 2010.

BOARD COMMITTEES

We do not have an audit, nominating or compensation committee. The Company has been inactive since September 11, 2001. Consequently, management has determined that the establishment of these committees is unnecessary until such time that full operations commence as further detailed under ITEM 1. Description of Business.

We intend, however, to establish an audit, nominating and a compensation committee of our Board of Directors in the future, once we have sufficient independent directors. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditor, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

CODE OF ETHICS

Our Board of Directors has not yet adopted a Code of Business Conduct and Ethics due to our small size.

ITEM 6.	EXECUTIVE COMPENSATION.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals. Salary and other compensation for these officers were set by the Board of Directors.   No other officers or employees received any compensation during either of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	All Other Compensation ($)(i)	Total ($)(j)

John Williams, CEO	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2009	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Outstanding Equity Awards at Fiscal Year End

None.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Options/SARS Grants During Year

None.

Long-term incentive Plans Awards in Last year

None

Employment Agreements

None

COMPENSATION OF DIRECTORS

At this time, the Company’s directors receive no remuneration for their services, nor does the Company reimburse directors for expenses incurred in their service to the Board of Directors.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Since the beginning of the year ended December 31, 2009 and the beginning of the year ended December 31, 2008, the Company has not participated in, nor does the Company currently have any proposed participation in, any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or have a direct or indirect material interest except as follows:

During the nine month period ended September 30, 2010 the Company’s Chief Executive Officer advanced $10,000 towards audit fees of the Company. The $10,000 was repaid to the Officer during the three months ended September 30, 2010.

Using the standards of the NYSE Amex, which the Company is not subject to, the Company's Board has determined that Mr. Shatz and Mr. Galvin each qualify under such standards as an independent director.   No other directors are independent under these standards.   The Company did not consider any relationship or transaction between itself and these independent directors not already disclosed in this registration statement in making this determination.

ITEM 8.	LEGAL PROCEEDINGS

At the time in 2001 when the Company became inactive, the Company was involved in the following legal proceedings:

With liability to the Company:

Meyer Group Ltd., et al., v. Douglas T. Beaver, et al.   Superior Court of Orange County, California, Case No. 775680.   Defendant Robert E. Thompson filed a cross-complaint against the Company and others, including American Telecommunications Standards International, Inc. (“ATAT”), with whom the Company entered into a stock exchange agreement and plan of reorganization on March 13, 1998.   Mr. Thompson alleges that he was fraudulently induced by ATAT and others to invest money in various ventures, both related and unrelated to the Company. The Company believes the claims against ATAT to be without merit, and is vigorously defending the cross-complaint.   Mr. Thompson settled all claims against all other defendants except for the claim of breach of contract and conversion against ATAT, predecessor in interest to the Company. A jury trial was conducted in December 2001 and a judgment entered against the Company for $100,501. As of the date of this filing the judgment remains unpaid. The Company has recorded the liability and the interest accrued thereon.   A judgment may be executed upon for 10 years from the date of entry.   This date may be extended if the judgment creditor refiles the judgment in the county it was originally issued in, before the 10 year term expires. The 10 year term has expired, as of March 14, 2012, and the company has not received any notice that it has been extended.

As of the date of this filing the Company has no outstanding or pending litigation matters.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Market Price. There is no trading market for SHEARSON common stock at present. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.   For any transaction involving a penny stock, unless exempt, the rules require:

(i)              that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)             the broker or dealer MUST receive from the investor a written agreement to the transaction, setting forth the Identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i)              obtain financial information and investment experience and objectives of the person; and

(ii)             make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i)              sets forth the basis on which the broker or dealer made the suitability determination and

(ii)             that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in  secondary trading, and about commissions payable to both the broker-dealer and the registered  representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders. The issued and outstanding shares of the common stock of SHEARSON were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends. SHEARSON has not paid any dividends to date, and has no plans to do so in the immediate future. When and if the Company obtains a tax status as a REIT under the IRS Code, the Company intends to pay dividends in accordance with the requirements therein.

The Company’s Common Stock was traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “PSAZ.”   As a result of the deregistration of our securities by the Commission, broker dealers are prohibited in part from effecting transactions in the Company’s securities until they are registered.   The table below sets forth the high and low prices for the Company’s Common Stock for the quarters included within 2009 and 2008. Quotations reflect inter-dealer prices, without retail mark-up, mark-down commission, and may not represent actual transactions. Since the Company's common stock trades sporadically, there is not an established active public market for its common stock. No assurance can be given that an active market will exist for the Company's common stock and, except to the extent required to maintain REIT status or to the extent deemed advisable by the Board subsequent to obtaining REIT status, the Company does not expect to declare dividends in the foreseeable future since the Company intends to utilize its earnings, if any, to finance its future growth, including possible acquisitions.

2009	High	Low
First Quarter	$.01	$.01
Second Quarter	$.01	$.01
Third Quarter	$.01	$.01
Fourth Quarter	$.0001	$.0001

2008
First Quarter	$.001	$.001
Second Quarter	$.0001	$.0001
Third Quarter	$.0001	$.0001
Fourth Quarter	$.01	$.01

The Company is filing this Registration Statement on Form 10 for the purpose of enabling its common stock to commence trading on the OTC Bulletin Board. The Company's Registration Statement on Form 10 must be declared effective by the SEC prior to it being approved for trading on the OTC Bulletin Board, and until such time as this Form 10 is declared effective. The Company will require market makers, who then will have to make an application to the Financial Industry Regulatory Authority, or FINRA, following the effective date of this Form 10 in order to have the common stock quoted on the OTC Bulletin Board.

Number of Shareholders.

As of March 30, 2011, a total of 52,518,999 shares of the Company’s common stock are outstanding and held by approximately 643 shareholders of record of which there are 49,533,086 shares held by the WJS Irrevocably Trust, John D. Williams, Director,  which are subject only to Rule 144. Approximately 2,985,913 shares are held by non-affiliates and are not subject to Rule 144.

Dividends

SHEARSON has never declared or paid cash dividends on its Common Stock and anticipates that future earnings, if any will be retained for the development of the business until such time that it qualifies as a REIT.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding common stock issued, warrants issued and stock options granted by the Company within the past three (3) years. Also included is the consideration, if any, received and information related to the provision of the Securities Act under which an exemption from registration was claimed:

NONE

ITEM 11.	DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Dividends

Dividends, if any, will be contingent upon SHEARSON's revenues and earnings, if any, capital requirements and financial conditions.   The payment of dividends, if any, will be within the discretion of Company's Board of Directors. Until such time that SHEARSON should become a REIT, the Company intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Upon obtaining REIT status the Board of Directors presently intends to pay dividends to the degree that the Company can take advantage of the tax deduction allowed by REITs for payments of dividends.

Trading of Securities in Secondary Market

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act.   Upon effectiveness of this registration statement, SHEARSON will be required to, and intends to, file reports under Section 13 of the Exchange Act.   As a result, sales of SHEARSON's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

Following a business combination, a target company will normally wish to cause SHEARSON's common stock to trade in one or more United States securities markets.   The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time.   Such steps will normally involve filing a registration statement under the Securities Act.   Such registration statement may include securities held by current shareholders or offered by SHEARSON, including warrants, shares underlying warrants, and debt securities.

In order to qualify for listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization.   For continued listing on the NASDAQ Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

If, after a business combination and qualification of its securities for trading, SHEARSON does not meet the qualifications for listing on the NASDAQ Capital Market, SHEARSON may apply for quotation of its securities on the OTC Bulletin Board.

In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with FINRA.

The OTC Bulletin Board is a dealer-driven quotation service.   Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

In certain cases SHEARSON may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

In general there is greatest liquidity for traded securities on the NASDAQ Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets.   It is not possible to predict where, if at all, the securities of SHEARSON will be traded following a business combination and qualification of its securities for trading.   SHEARSON will not make any efforts to cause a market to develop in its securities until such time as SHEARSON has successfully implemented its business plan.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014.Telephone (602)485-1346.

Penny Stock

The definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

Additional Information

This registration statement and all other filings of SHEARSON when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov .

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended Articles of Incorporationprovides that a Director, officer or an affiliate will not have any liability to us and our shareholders so long as: (1) the person in good faith determined that her actions or inactions were in the best interest of the trust; (2) person was acting on our behalf or performing services for us; and (3) such liability or loss was not the result of either negligence or misconduct by non-independent Directors, our Advisor or any of their affiliates or gross negligence or misconduct by independent Directors.

Under our Amended Articles of Incorporation, we are required to indemnify members of our Board of Directors and affiliates to the fullest extent permitted by Nevada law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our Board of Directors or an affiliate or is or was serving at our request as a director, Director, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity if the person acted in good faith and the liability or loss was not the result of negligence or misconduct by the person. Further, we will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of our Board of Directors in connection with any such proceedings.

Our Amended Articles of Incorporationfurther provides that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents, to the fullest extent permitted by Nevada law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, Director, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

We will not indemnify the person unless (1) the person in good faith determined that her actions or inactions were in the best interest of the trust; (2) person was acting on our behalf or performing services for us; (3) such liability or loss was not the result of either negligence or misconduct by non-independent Directors, our Advisor or any of their affiliates or gross negligence or misconduct by independent Directors; and (4) indemnification is recoverable only out of net assets and not from the shareholders.

Further, we will not indemnify for any loss, liability or expense arising from or out of an alleged violation of the federal or state securities laws unless found not guilty, such claims have been dismissed with prejudice on the merits or a court approves a settlement of the claims and determines that indemnification should be made.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
BALANCE SHEET

June 30,
2012
(Unaudited)
ASSETS
Current Assets
Total current assets	$-
Total Assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$29,098
Loans payable	108,580
Accrued Liabilities	265,823
Total Liabilities	403,501

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common Stock-$.001 par value, 75,000,000
shares authorized; 52,518,999 shares issued and 52,514,749 shares outstanding	52,519
Paid-in Capital	25,445,953
Retained deficit- Prior to Development Stage	(25,689,280)
Deficit accumulated during the development stage	(198,410)
Less Treasury Stock 4,250 shares, at cost	(14,283)
Total Stockholders' Equity (Deficit)	(403,501)

Total Liabilities and Stockholders' Equity (Deficit)	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2012 and 2011, and
Period From Inception (October 16, 2009) to June30, 2012
(Unaudited)

	Six Months Ended		Inception to
	June 30,	June 30,	June 30,
	2012	2011	2012

Revenue	$-	$-	$-

Operating costs:
General and administrative	9,500	2,589	140,632

Operating income (loss)	(9,500)	(2,589)	(140,632)

Other expense:
Interest	(13,470)	(12,520)	(57,778)

Loss before income taxes	(22,970)	(15,109)	(198,410)

Income taxes	-	-	-

Net loss	$(22,970)	$(15,109)	$(198,410)

Per share information: Basic and Diluted
Net loss per share	$(0.00)	$(0.00)
Weighted average shares outstanding	52,514,749	52,514,749

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2012 and 2011, and
Period From Inception (October 16, 2009) to June 30, 2012
(Unaudited)

	Six Months Ended		Inception to
	June 30,	June 30,	June 30,
	2012	2011	2012
Cash flows from operating activities:
Net cash provided by (used in) operating activities	$-	$311	$(37,751)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from loans payable	-	-	74,600
Bank overdraft	-	(311)	-
Repayments of loans payable	-	-	(36,849)
Net cash provided by (used in) financing activities	-	(311)	37,751

Net increase (decrease) in cash	-	-	-
Cash beginning of period	-	-	-
Cash end of period	$-	$-	$-

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2012

Note 1. Organization

Nature of the Company:

The Company changed its name on October 16, 2009 to Shearson American REIT, Inc. with the purpose of creating a Real Estate Investment Trust. On October 16, 2009 the Company became a development stage company. The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States. The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, SART I, formerly, PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services. Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event, the Company discontinued its operations near the end of 2001. The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and was liquidated without any benefit to the Company in 2005. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc. The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost.

Note 2. Basis of Presentation and Use of Estimates

The accompanying unaudited Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Rule 8.03 of Regulation SX. The December 31, 2011 balance sheet data was derived from audited financial statements.   The accompanying financial statements do not include all of the information and notes required by GAAP. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2012, are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Development Stage:

On October 16, 2009 the Company became a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” and has accounted for operations in accordance with those standards commencing on October 16, 2009. The Company had been dormant since September, 2001 until the commencement of the development stage period on October 16, 2009. No revenue was earned during the dormant period. Expenses, comprising of $110,591 in interest, was accrued on a litigation judgment during the dormant period.

Net Loss per Share:

Accounting Standards Codification (“ASC”) 260, “Earnings per Share,” provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company incurred net losses from inception to June 30, 2012, aggregating $198,410 and has working capital and stockholder deficits of $403,501 at June 30, 2012.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to develop its revenue base and product distribution. Failure to secure such financing or to raise additional equity capital and to develop its revenue base and product distribution may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2011 or subsequent thereto which would have a material impact on our financial statements.

Note 3. Accrued Liabilities

Accrued liabilities consist of the following at June 30, 2012.

Litigation judgment	$100,501
Accrued interest on litigation judgment	165,322
Total accrued liabilities	$265,823

A judgment was entered against the Company in 2002 for $100,501. As of the date of this filing the judgment remains unpaid. The Company has recorded the liability and the interest accrued thereon at a rate of 10% per annum. A judgment may be executed upon for 10 years from the date of entry. This time may be extended if the judgment creditor re-files the judgment in the county it was originally issued in. The Company disputes the judgment and has a continuing effort to settle this claim.

Note 4. Loans Payable

From October 16, 2009, through June 30, 2012, affiliates have paid expenses on behalf of the Company or advanced funds for working capital purposes. The balance due to these affiliates aggregates $108,580 at June 30, 2012.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Shearson American REIT, Inc. (formerly known as PSA, Inc.)
(a development stage company)

We have audited the accompanying balance sheets of Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows for the years ended December 31, 2011 and 2010, and the period from October 16, 2009 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company) as of December 31, 2011 and 2010, and the results of its operations, changes in stockholders’ equity/(deficit) and its cash flows for the years ended December 31, 2011 and 2010, and the period from October 16, 2009 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has suffered operating losses and has negative working capital which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida
April 16, 2012

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
BALANCE SHEETS
December 31, 2011 and 2010

	2011	2010
		(Restated)
ASSETS
Current Assets
Total current assets	$-	$-
Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$27,598	$25,598
Bank Overdraft	-	311
Loans payable	102,769	75,247
Accrued Liabilities	253,165	237,150
Total Liabilities	383,532	338,306

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common Stock-$.001 par value, 75,000,000 shares authorized; 52,518,999 shares issued and 52,514,749 shares outstanding	52,519	52,519
Paid-in Capital	25,442,953	25,439,953
Retained deficit- Prior to Development Stage	(25,689,281)	(25,689,281)
Deficit accumulated during the development stage	(175,440)	(127,214)
Less Treasury Stock 4,250 shares, at cost	(14,283)	(14,283)
Total Stockholders' Equity (Deficit)	(383,532)	(338,306)
Total Liabilities and Stockholders' Equity (Deficit)	$-	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2011 and 2010, and
Period From Inception (October 16, 2009) through December 31, 2011

	Year Ended	Year Ended	Inception to
	December 31,	December 31,	December 31,
	2011	2010	2011
		(Restated)	(Restated)

Revenue	$-	$-	$-

Operating costs:
General and administrative	30,589	94,599	131,132

Operating loss	(30,589)	(94,599)	(131,132)

Other expense:
Interest	(17,637)	(22,544)	(44,308)

Loss before income taxes	(48,226)	(117,143)	(175,440)

Income taxes	-	-	-

Net loss	$(48,226)	$(117,143)	$(175,440)

Per share information: Basic and Diluted
Net loss per share	$(0.00)	$(0.00)
Weighted average shares outstanding	52,514,749	52,514,749

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Period From October 16, 2009 (Inception) through December 31, 2011

				Accumulated	Deficit
				Deficit Prior	Accumulated
				to the	During the
	Common Stock		Paid-in	Development	Development	Treasury
	Shares	Amount	Capital	Stage	Stage	Stock	Total
Balance at October 16, 2009	52,518,999	$52,519	$25,439,953	$(25,689,281)	$-	$(14,283)	$(211,092)

Net loss for the period ended December 31, 2009	-	-	-	-	(10,071)	-	(10,071)

Balance at December 31, 2009 (Restated)	52,518,999	52,519	25,439,953	(25,689,281)	(10,071)	(14,283)	(221,163)

Net loss for the year ended December 31, 2010	-	-	-	-	(117,143)	-	(117,143)

Balance December 31, 2010 (Restated)	52,518,999	52,519	25,439,953	(25,689,281)	(127,214)	(14,283)	(338,306)

Contributed services	-	-	3,000	-	-	-	3,000
Net loss for the year ended December 31, 2011	-	-	-	-	(48,226)	-	(48,226)

Balance December 31, 2011	52,518,999	$52,519	$25,442,953	$(25,689,281)	$(175,440)	$(14,283)	$(383,532)

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Year Ended December 31, 2011 and 2010, and
Period From Inception (October 16, 2009) through December 31, 2011

	Year Ended	Year Ended	Inception to
	December 31,	December 31,	December 31,
	2011	2010	2011
Cash flows from operating activities:
Net loss	$(48,226)	$(117,143)	$(175,440)
Adjustments to reconcile net loss to net cash used in operating activities:
Direct payment of operating expenses	25,898	30,940	56,838
Interest added to loans payable	1,624	612	2,236
Contributed services	3,000	-	3,000
Changes in assets and liabilities
Accounts payable	2,000	25,598	27,598
Accrued liabilities	16,015	21,931	48,017
Net cash provided by (used in) operating activities	311	(38,062)	(37,751)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from loans payable	-	74,600	74,600
Repayments of loans payable	-	(36,849)	(36,849)
Bank overdraft	(311)	311	-
Net cash provided by (used in) financing activities	(311)	38,062	37,751

Net increase (decrease) in cash	-	-	-
Cash beginning of period	-	-	-
Cash end of period	$-	$-	$-

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

Note 1. Organization

Nature of the Company:

The Company changed its name on October 16, 2009 to Shearson American REIT, Inc. with the purpose of creating a Real Estate Investment Trust. On October 16, 2009 the Company became a development stage company. The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States. The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, SART I, formerly, PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services. Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event, the Company discontinued its operations near the end of 2001. The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and was liquidated without any benefit to the Company in 2005. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc. The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost.

Note 2. Summary of Significant Accounting Polices and Use of Estimates

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Development Stage:

On October 16, 2009 the Company became a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” and has accounted for operations in accordance with those standards commencing on October 16, 2009. The Company had been dormant since September, 2001 until the commencement of the development stage period on October 16, 2009. No revenue was earned during the dormant period. Expenses, comprising of $110,591 in interest, was accrued on a litigation judgment during the dormant period.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Net Loss per Share:

Accounting Standards Codification (“ASC”) 260, “Earnings per Share,” provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Fair value of financial instruments

The Company has adopted FASB ASC 820-10-50, Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The Company’s financial instruments include cash, accounts payable and accrued liabilities. The carrying amount of this financial instrument approximates fair value, due to the short-term nature of this item.

The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Income taxes:

We compute income taxes in accordance with FASB ASC Topic 740, Income Taxes. Under ASC 740, provisions for income taxes are based on taxes payable or refundable during each reporting period and changes in deferred taxes. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date. Deferred taxes are classified as current or non-current depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

We follow the guidance in FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company incurred net losses from inception to December 31, 2011, aggregating $175,440 and has working capital and stockholder deficits of $383,532 at December 31, 2011. In addition, the Company has no full time employees and during 2011 an officer contributed $3,000 in services to the Company.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to expand its revenue base and product distribution. Failure to secure such financing or to raise additional equity capital and to expand its revenue base and product distribution may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2011 or subsequent thereto which would have a material impact on our financial statements.

Reclassifications

Certain amounts in the December 31, 2009 and 2010 financial statements have been reclassified to conform to current year presentation.

Note 3. Accrued Liabilities

Accrued liabilities consist of the following:

December 31,
2011
Litigation judgment	$100,501
Accrued interest on litigation judgment	152,664
Total accrued liabilities	$253,165

December 31,
2010
Litigation judgment	$100,501
Accrued interest on litigation judgment	136,649
Total accrued liabilities	$237,150

A judgment was entered against the Company in 2002 for $100,501. As of the date of this filing the judgment remains unpaid. The Company has recorded the liability and the interest accrued thereon at a rate of 10% per annum. A judgment may be executed upon for 10 years from the date of entry. This time may be extended if the judgment creditor re-files the judgment in the county it was originally issued in. The Company disputes the judgment and has a continuing effort to settle this claim.

Note 4. Loans Payable

Through December 31, 2009, an affiliate had paid expenses on behalf of the Company aggregating $5,944. During 2010 this affiliate paid an additional $14,284 of expenses on behalf of the Company. In addition, during 2010 $20,193 of these loans was repaid by the Company.

During 2010 an affiliate paid expenses on behalf of the Company of $16,656 which was repaid during the year.

During 2010 two affiliates advanced the Company an aggregate of $74,600 for working capital purposes. The Company accrued interest of $612 on one of these advances at a rate of 3.25% per annum, which is included in the loan balance at December 31, 2010.

During 2011 two affiliates advanced the Company an aggregate of $25,898 for the direct payment of expenses.

Note 5. Income Taxes

Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the years ended December 31, 2011 and 2010. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	34%
Effect of operating losses	(34)%
0%

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2011 and 2010, are as follows:

December 31, 2011
Deferred tax assets:
Net operating loss carryforwards	$1,750,000
Total deferred tax assets	1,750,000
Less: valuation allowance	(1,750,000)
Net deferred taxes	$—

December 31, 2010
Deferred tax assets:
Net operating loss carryforwards	$1,720,000
Total deferred tax assets	1,720,000
Less: valuation allowance	(1,720,000)
Net deferred taxes	$—

As of December 31, 2011, the Company has net operating loss carryforwards of approximately $4,380,000 expiring through 2031. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The utilization of the net operating loss will be limited should a change in control of the Company occur. The Company’s income tax returns from its original inception are subject to audit as a result of the Company’s net operating losses.

Note 6. Correction of an Error

During 2009 and 2010, the Company had previously restated its issued share balance from the balance previously reported of 43,543,541 to 74,518,999 shares. Subsequently the Company determined that 22,000,000 shares issued by the transfer agent in 2000 had not paid for nor transferred to the listed shareholder. The initial correcting entry increased the common stock account and reduced the paid in capital account by $30,975 and the subsequent correcting entry reduced the common stock account and increased the paid in capital account by $22,000. There was no effect on the net loss or the net loss per share.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

SHEARSON has changed accountants since its formation and there are no disagreements with the findings of its accountants.

The accountants formerly were Weinick, Sanders, Leventhal & Company, LLP , which was retained on May 24, 2002 and resigned on October 9, 2002. The accountants currently are Semple, Marchal & Cooper, LLP, Phoenix, Arizona.

On November 5, 2009, the Board of Directors of the Company approved the engagement of Semple, Marchal & Cooper, LLP ("SM&C") to serve as the Company's independent registered public accounting firm for the Company's fiscal years ending December 31, 2007, 2008 and 2009.

Prior to November 5, 2009, the date that SM&C was retained as the independent registered public accounting firm of the Company:

(1) The Company did not consult SM&C regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements;

(2) Neither a written report nor oral advice was provided to the Company by SM&C that they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult SM&C regarding any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

An index to and description of the financial statements filed as part of this Form 10 is contained in Item 13 above.

Exhibit No.	Description

3.1 *	Articles of Incorporation, as amended and restated, of the Registrant

3.2 *	By-laws of the Registrant, as amended and restated, of the Registrant

4.1 *	Specimen Stock Certificate of the Registrant

*   Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 23, 2012.

SHEARSON AMERICAN REIT, INC.

By:	/s/ John Williams
John Williams
Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 2012.

Signature	Title

/s/ John Williams	Chief Executive Officer
John Williams

/s/ John Williams	Chief Financial Officer
John Williams